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                                                                    Exhibit 3.3

           _________________________________________________________

                            Shareholders' Agreement

                                     among

                      ECO Holdings III Limited Partnership

                                      and

                Polish Investments Holding Limited Partnership,

                         Roger M. Freedman, Steele LLC,

                      The Cheryl Anne Chase Marital Trust,

                              The AESOP Fund, L.P.

                                      and

                             @ Entertainment, Inc.

           _________________________________________________________


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                            SHAREHOLDERS' AGREEMENT

     THIS SHAREHOLDERS' AGREEMENT (the "Agreement") is made and entered into on this ____ day of June, 1997 by and between ECO Holdings III Limited Partnership, a Delaware limited partnership ("ECO"), The AESOP Fund, L.P., a Delaware limited partnership ("AESOP"), Roger M. Freedman ("RMF"), Polish Investments Holding L.P., a Delaware limited partnership ("PIHLP"), The Cheryl Anne Chase Marital Trust, a Connecticut Trust ("CACMT"), Steele LLC, a Connecticut limited liability company ("Steele"), and @ Entertainment, Inc., a Delaware corporation (the "Company").


                                   WITNESSETH

     WHEREAS, there are 18,948,000 shares of Common Stock of the Company, par value one cent ($.01) per share (the "Common Stock"), issued and outstanding;

     WHEREAS, PIHLP owns 10,303 shares of Common Stock, RMF owns 1,221,000 shares of Common Stock, Steele owns 1,429,000 shares of Common Stock, ECO owns 4,662,000 shares of Common Stock, CACMT owns 733,000 shares of Common Stock and AESOP owns 600,000 shares of Common Stock, and together they own one hundred percent (100%) of the issued and outstanding shares of Common Stock;

     WHEREAS, ECO owns 2,500 shares of Series B Preferred Stock, par value one cent ($.01) per share, of the Company ("Series B Preferred"), which are all of the outstanding shares of Series B Preferred;

     WHEREAS, the parties to this Agreement have agreed to enter into this Agreement to set out certain terms relating to: (i) the conduct of activities of the Company and its Subsidiaries (as defined below) and (ii) the relations between the Shareholders (as defined below).

     NOW, THEREFORE, in consideration of the premises and in further consideration of the mutual covenants, promises and agreements hereinafter contained, it has been and IT IS HEREBY AGREED AS FOLLOWS;

1.      Definitions

1.1. The term "Accession Agreement" means an agreement in the form attached hereto as Exhibit A.
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1.2.    The term "Advent" means Advent International Corporation, a Delaware corporation.

1.3. The term "Affiliate" means a person that is any one or more of the following: (a) in relation to any person or entity, another person or entity that controls, is controlled by or is under common control with such person or entity; (b) in relation to any partnership, any of its partners who control the partnership; (c) in relation to any Shareholder which holds Shares as trustee, the beneficial owner of those Shares or a trustee for the same beneficial owner; (d) in relation to any Shareholder, a person which holds Shares as trustee pursuant to a grantor trust in which that Shareholder is the sole beneficiary; (e) in relation to any individual, any Family Member (as defined below; and (f) in respect of ECO, any company, partnership or fund which is under the management of the Advent International network, the headquarters of which are at 101 Federal Street, Boston, Massachusetts 12110, USA or any Affiliate of any such company, partnership or fund. For the purposes of this Agreement, the term "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any person means the possession, directly or indirectly, of more than 50% of the voting power (or in the case of a person which is not a corporation, 50% or more of the ownership interest, beneficial or otherwise) of such person or the power otherwise to direct or cause the direction of the management and policies of that person, whether through voting power, by control of that person's general partner (if that person is a limited partnership), by contract or otherwise.

1.4. The term "Business Day" means a day (not being a Saturday, Sunday or public holiday) on which banks are open for general business in the City of New York.

1.5. The term "Chase Group" means RMF, PIHLP, CACMT and Steele and any Affiliate of any such Shareholder (or trust for the benefit of such Affiliate) to whom such Shareholder transfers shares pursuant to
        Section 3.7(i) hereof.

1.6. The term "Chase Group Representative" means the one (1) person who shall, at all times during the term of this Agreement, act as the designated representative of the Chase Group. The initial Chase Group Representative shall be David Chase. Any replacement of the Chase
        Group Representative shall be determined by majority vote of the Voting Power (as hereinafter defined) of the members of the Chase Group, provided however that no change (whether by replacement as provided in the first clause of this sentence or otherwise) in the Chase Group Representative shall be effective until the ECO Group shall have received (pursuant to the notice provisions of Section 13) a notice signed by members of the Chase Group holding a majority of the Voting Power of the Chase Group naming a new Chase Group Representative. Every reference to the Chase Group Representative in this Agreement shall be a reference to the Chase Group Representative as changed pursuant to the foregoing sentence from time to time.


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1.7.    The term "Chase Group Voting Agreement" means that certain voting agreement, as amended or modified from time to time, by and among the members of the Chase Group.

1.8. The term "ECO Group" means ECO, any limited partner to whom ECO transfers Shares pursuant to Section 3.7(iii), and any Affiliate of any such Shareholder (or trust for the benefit of such Affiliate) to whom such Shareholder transfers shares pursuant to Section 3.7(i) hereof.

1.9. The term "ECO Group Representative" means the One (1) person who shall, at all times during the term of this Agreement, act as the designated representative of the ECO Group. The initial ECO Group Representative shall be Scott Lamphere. Any replacement of the ECO Group Representative shall be determined by majority vote of the Voting Power of the members of the ECO Group, provided however that no change (whether by replacement as provided in the first clause of this sentence or otherwise) in the ECO Group Representative shall be effective until the Chase Group shall have received (pursuant to the notice provisions of Section 13) a notice signed by members of the Chase Group holding a majority of the Voting Power of the Chase Group naming a new Chase Group Representative. Every reference to the ECO Group Representative in this Agreement shall be a reference to the ECO Group Representative as changed pursuant to the foregoing sentence from time to time.

1.10. The term "Equity Subscriber Amount" means, with respect to any Polish Cable Company, that number that is the product of (i) the number of Subscribers (as that term is defined to the Stock Purchase Agreement), and (ii) the fraction equal to the percentage of total shares of capital stock of such Polish Cable Company held directly by the Company, Poland Communications, Inc. ("PCI") or PCBV (as the case may be).

1.11. The term "Family Member" in relation to a Shareholder means the spouse, brothers, sisters and parents of the Shareholder and the Shareholder's children and grandchildren (including step and adopted children and grandchildren), and the spouse of any brother or sister of such Shareholder.

1.12. The term "Group" means either the Chase Group or the ECO Group, as the case may be.

1.13. The terms "Initial Public Offering" means the closing of an underwritten public offering of Shares of Common Stock to be listed on the New York Stock Exchange or the American Stock Exchange, or to be quoted on the National Association of Securities Dealers Automated Quotation System; or the National Market System of the National Association of Securities Dealers pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale

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        to the public of at least twenty percent (20%) of the Common Stock of the Company outstanding immediately after such closing.

1.14. The term "Other Shareholders" means (i) AESOP, (ii) any person to whom Shares are transferred in accordance with this Agreement other than an Affiliate of or member of the same Group as the transferring Shareholder, and (iii) Steele, if Steele elects to become such pursuant to Section 3.5 hereof.

1.15.   The term "PAR" means the State Agency for Radio Communications of
        Poland.

1.16. The term "Parties" means the ECO Group, the Chase Group, AESOP and the Company, collectively.

1.17. The term "PCBV" means Poland Cablevision (Netherlands) B.V., a partially-owned subsidiary of PCI (as hereinafter defined).

1.18. The term "PCI" means Poland Communications, Inc., a New York corporation, a wholly-owned subsidiary of the Company.

1.19. The term "person" means a natural person, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof.

1.20. The term "Polish Cable Companies" means all Subsidiaries that, at the date as of which such determination is made, are engaged in the business of cable television including programming, telecommunications and telephony in Poland. The term "Material Polish Cable Companies" means those Polish Cable Companies about which at the date as of which such determination is made, any of the following is true; (i) at least 50% of the equity interests thereof are owned directly or indirectly by the Company; (ii) it is (or is the successor of) Polska Telewizja Kablowa-Ryntronik S.A., a Polish joint stock company, or ProCable Sp. z.o.o., a Polish limited liability company; or (iii) the Equity Subscriber Amount of such Polish Cable Company is at least 5% of the total Equity Subscriber Amount of all Polish Cable Companies in the aggregate.

1.21. The term "Preferred Stock" means, collectively, the Series A Preferred, the Series B Preferred and the Series C Preferred.

1.22. The term "Qualified Person" means any person (a) who does not engage in any of the businesses of telephony, telecommunications, digital satellite broadcasting programming, or cable television in or to any city in Poland or the United Kingdom where the Company or any Subsidiary engages in that line of business, and (b) whose

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        ownership of capital stock of the Company (or rights related thereto)
        would not be reasonably likely to result in (i) the loss of, or failure to obtain, a license, permit, certificate or deed or other regulatory approval or authorization of or for the Company or any Subsidiary material to the operations of the Company or any such Subsidiary, or
        (ii) the imposition of any condition, modification, or limitation on such certificate, license, permit, approval, authorization or reimbursement that would be materially adverse to the operations of the Company or any Subsidiary, and (c) to whom the transfer of Shares of the Company would not cause the Company to become a reporting company pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

1.23.   The term "Shareholder" means the following persons:

        (i)     ECO, RMF, PIHLP, Steele, CACMT and AESOP; and

        (ii) any person who becomes a Shareholder pursuant to Section 7.1 hereof.

1.24. The term "Shares" means shares of any class of the issued and outstanding equity securities of the Company from time to time.

1.25. The term "Stake" for the purposes of Section 5 hereof shall mean all Shares in the aggregate owned by the Shareholders comprising the Chase Group or the ECO Group, as the case may be.

1.26. The term "Stock Purchase Agreement" shall mean that certain Stock Purchase Agreement entered into among ECO, World Cable Communications, Inc. and PIHLP on March 29, 1996.

1.27. The term "Subsidiary" shall mean each person, other than a natural person, in which the Company, at the time as of which such determination is being made, owns, directly or indirectly, any of the outstanding voting securities or equity interests.

1.28. The term "U.S. GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

1.29. The term "Voting Power" shall mean, with respect to the holder or holders of any Shares entitled to voting rights pursuant to the Certificate of Incorporation, the total number of votes represented by such Shares.

1.30.   Words indicating a gender include all genders.

1.31. The singular includes the plural and vice versa where the context permits or requires.

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1.32.   References to Sections, Paragraphs, Exhibits and Schedules are to
        sections and paragraphs of, and exhibits and schedules to, this Agreement, except where the context requires otherwise.

1.33. The headings in this Agreement are for convenience only and shall not affect its construction or interpretation.

1.34. References to any of the Shareholders (whether individually or collectively) shall be deemed to exclude any of the Shareholders which has transferred all of its Shares and no longer has any interest in any Shares except that this shall not apply to Sections 10 and 11 hereof.

1.35. References to the Certificate of Incorporation shall be construed to mean the Certificate of Incorporation of the Company as amended or restated from time to time.

1.36. With respect to actions to be taken by the Chase Group hereunder, any document signed, or action assented to, by the Chase Group Representative shall be binding on all persons forming part of the Chase Group. With respect to actions to be taken by the ECO Group hereunder, any document signed, or action assented to, by the ECO Group Representative shall be binding on all persons forming part of the ECO Group.

2.      The Board of Directors

2.1. Each of the Shareholders agrees to take all action necessary including, without limitation, the voting of his Shares, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies of the Board of Directors, the waiving of notice and the attending of meetings, so as to cause the number of members of the Board of Directors of the Company to be five (5) and to cause the Board of Directors to consist of the following:

        (i)     two (2) persons designated from time to time by the ECO Group.

        (ii)    two (2) persons designated from time to time by the Chase
                Group; and

        (iii)   The Chief Executive Officer of the Company.

        Each Shareholder also agrees to take all action necessary to remove forthwith any director when (and only when) such removal is requested for any reason with or without cause by the Group that designated such director and in the case of death, resignation or other removal as herein provided of such a director, to elect forthwith


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        another director designated by the same Group that designated the deceased, resigning or removed director.

        The Chairman of the Board of Directors shall be a director chosen by the Chase Group, and shall initially be David T. Chase.

2.2.    (i)     The Chief Executive Officer of the Company shall initially be
                Robert E. Fowler, III.

        (ii) The Chief Executive Officer of the Company shall be removed only by a vote of the Board of Directors in accordance with the Restated Certification of Incorporation. In the event of the resignation or removal of the Chief Executive Officer of the Company, a replacement who shall be acceptable to the ECO Group shall be designated by the Chase Group.

2.3. The provisions of Sections 2.1 and 2.2 of this Agreement shall terminate and cease to be in effect if a conveyance of voting rights is deemed to have occurred pursuant to Section 5.4 hereof, or if either Group holds no Shares.


3.      Transfer or Sale of Shares

3.1. Prior to an Initial Public Offering, any Shareholder (other than Steele, CACMT or RMF) who is a member of a Group may transfer twenty-one percent (21%) and/or more of its Shares of Common Stock, and/or twenty-one percent (21%) or more of its Shares of any class of Preferred Stock, to a Qualified Person, but in accordance with the terms and conditions of this Section 3.1:

        (i) upon receipt of a bona fide third party offer ("Offer") from a Qualified Person to purchase twenty-one (21%) or more of the Shares of Common Stock owned by such Shareholder, and/or twenty-one percent (21%) or more of its Shares of any class of Preferred Stock owned by such Shareholder, the recipient of such offer (the "Initiating Shareholder") shall, if it desires to accept the offer, (a) procure an offer (to be included in the Offer) from said third party to purchase all of the outstanding Shares of Applicable Stock (as hereinafter defined) at the Applicable Price per Share and on the same terms as contained in the Offer, and (b) send a notice ("Initiating Notice") in accordance with the provisions of Section 13 to the members of the other Group (the "Responding Group") setting forth the price and other terms of such Offer and naming the proposed purchaser; and

        (ii) on the 60th calendar day (the "Response Date") following receipt of the Initiating Notice, the Responding Group shall have the right to purchase all


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                of the Shares of Applicable Stock owned by the Initiating
                Shareholder at the Applicable Price per Share and on the terms set forth in the Offer. If, on the Response Date, the Responding Group does not purchase all the Shares of Applicable Stock owned by the Initiating Shareholder or notify the Initiating Shareholder on such date that the Responding Group will sell its Shares of Applicable Stock, to the person who made the Offer, the Responding Group will be deemed to have consented to the sale of the Initiating Shareholder's Shares of Applicable Stock, and the Initiating Stockholder may thereupon sell such Shares to the person who made the Offer on the terms and conditions contained in the Offer. If the Responding Group notifies the Initiating Shareholder of its intention to sell its Shares of Applicable Stock, the person who made the Offer must, on or before the 15th day after the Response Date, purchase all Shares of Applicable Stock held by the Initiating Shareholder, all members of the Responding Group, and any other Shareholder who elects to sell.

        (iii) For the purposes of this Section 3.1., the term "Applicable Stock" shall mean:

                (a) with respect to an offer for Common Stock and/or Series B Preferred, the Common Stock and the Series B Preferred, and

                (b) with respect to an offer for Series A Preferred or Series C Preferred, the Series A Preferred and the Series C Preferred.

        (iv) For the purposes of this Section 3.1., the term "Applicable Price" shall mean the price per Share contained in the Offer, except that for this purpose the Series B Preferred shall be priced or valued as if it had been converted into Common Stock as provided in the Certificate of Incorporation.

3.2.    Prior to an Initial Public Offering:

        (a) any Shareholder which is a member of a Group may transfer fewer than twenty-one (21%) of its Shares of Common Stock, and/or fewer than twenty-one percent (21%) of its Shares of any class of Preferred Stock,

        (b) Steele, if at the time of the proposed transfer Richard Steele is not an employee of the Company or any Subsidiary, may transfer all or any portion of its Shares, and

        (c)     RMF may transfer all or any portion of his Shares.


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to a Qualified Person, but in accordance with the terms and conditions of this
Section 3.2. If a Shareholder wishes to make a sale of the kind described in subsection 3.2(a), 3.2(b) or 3.2(c) above (such Shareholder, regardless of whether 3.2(a), 3.2(b) or 3.2(c) applies, being referred to hereinafter as the "Minority Initiating Shareholder"):

(i) such Minority Initiating Shareholder shall send a notice ("Minority Initiating Notice") to the other members of the Minority Initiating Shareholder's Group announcing his intention to make such a sale and specifying the amount and class of Shares that he intends to sell (the "Shares For Sale"); and

(ii) after receipt of the Minority Initiating Notice, any one or more of the other members of the Minority Initiating Shareholder's Group may make an offer to purchase the Shares For Sale, and the Minority Initiating Shareholder shall negotiate with such other members of its Group. If the Minority Initiating Shareholder and one or more of such other members of its Group are able to reach agreement on the price and other terms of sale, the Minority Initiating Shareholder may sell the Shares For Sale to the member or members of its Group with whom it reaches such an agreement; and

(iii) if no sale of the Shares For Sale is consummated between the Minority Initiating Shareholder and any other members of his Group within 60 calendar days after the date of the Minority Initiating Notice, such Minority Initiating Shareholder shall send a notice ("Second Minority Initiating Notice") to the members of the other Group repeating his intention to make such a sale and repeating the amount and class of Shares that he intends to sell; and

(iv) after receipt of the Second Minority Initiating Notice, any one or more of the other members of the other Group may make an offer to purchase the Shares For Sale, and the Minority Initiating Shareholder shall negotiate with such other members of that Group. If the Minority Initiating Shareholder and one or more of such other members of that Group are able to reach agreement on the price and other terms of sale, the Minority Initiating Shareholder may sell the Shares For Sale to the member or members of that Group with whom it reaches such an agreement, and

(v) if no sale of the Shares For Sale is consummated between the Minority Initiating Shareholder and any members of the Group that is not his Group within 60 calendar days after the date of the Second Minority Initiating Notice, then the Minority Initiating Shareholder shall be free, for a period of 150 days after the expiration of such sixty-day period, to sell the Shares For Sale to any Qualified Person.

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        For the avoidance of doubt, any Shareholder may elect to exercise its transfer rights under this Section 3.2 more than once, but, with respect to transfers described in Section 3.2(a), only to the extent that the aggregate amount of Shares that it seeks to sell under one or more transfers pursuant to this Section 3.2 does not exceed 50% of any class of the Shares which it holds on the date hereof; and, no attempt by a Shareholder to transfer any quantity of Shares that would bring the aggregate number of Shares transferred by such Shareholder to an amount equal to or greater than 50% of any class of the Shares which it holds on the date hereof is permitted by this Section 3.2. Notwithstanding anything in this Section 3.2 to the contrary, the Initiating Shareholder may, at any time after initiating the process under this Section 3.2, elect to terminate this process without proceeding further, and having initiated such process shall not be precluded from transferring his Shares to an Affiliate or to a member of such Initiating Shareholder's Group pursuant to Section 3.7 hereof.

3.3 Prior to an Initial Public Offering, each of the Other Shareholders may transfer any or all of its Shares to a Qualified Person in accordance with the terms and conditions of this Section 3.3.

        (i) if any of the Other Shareholders wishes to sell any or all of its Shares, such Shareholder shall send a notice ("the Other Shareholder Initiating Notice") to the members of the Chase Group announcing his intention to make such a sale and specifying the amount and class of Shares that such Other Shareholder intends to sell (the "Other Shareholder Shares For Sale"); and

        (ii) after receipt of the Other Shareholder Initiating Notice, any one or more of the other members of the Chase Group may make an offer to purchase the Other Shareholder Shares For Sale, and the Other Shareholder shall negotiate with such members of the Chase Group. If the Other Shareholder and one or more of the members of the Chase Group are able to reach agreement on the price and other terms of sale, then the Other Shareholder may sell the Other Shareholder Shares For Sale, to the members of the Chase Group with whom it reaches such an agreement; and

        (iii) if no sale of the Other Shareholders Shares For Sale is consummated between the Other Shareholder and any member of the Chase Group within 60 calendar days after the date of the Other Shareholder Initiating Notice, the Other Shareholder shall send a notice ("the Other Shareholder Second Initiating Notice") to the members of the ECO Group repeating its intention to make such a sale and repeating the amount and class of Shares that the Other Shareholder intends to sell; and

        (iv) after receipt of the Other Shareholder Second Initiating Notice, any one or more of the other members of the ECO Group may make an offer to purchase

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                the Other Shareholder Shares For Sale, and the Other Shareholder
                shall negotiate with such other members of the ECO Group. If the Other Shareholder and one or more of such other members of the ECO Group are able to reach agreement on the price and other terms of sale, the Other Shareholder may sell the Other Shareholder Shares For Sale to the members of the ECO Group with whom it reaches such an agreement; and

        (v) if no sale of the Other Shareholder Shares For Sale is consummated between the Other Shareholder and any members of the ECO Group within 60 calendar days after the date of the Other Shareholder Second Initiating Notice, then the Other Shareholder shall be free, for a period of 150 days after the expiration of such sixty-day period, to sell the Other Shareholder Shares For Sales to any Qualified Person.

3.4. For the purposes of this Agreement, each Shareholder agrees that AESOP shall not be deemed to be a member of either the Chase Group or the ECO Group, except as specifically provided in Section 3.6.

3.5. Notwithstanding any other provision in this Agreement to the contrary, prior to any Initial Public Offering, and as long as Richard Steele is an employee of the Company or of any Subsidiary, Steele shall be a member of the Chase Group but may not transfer its Shares pursuant to
        Section 3.2 hereof. Within 30 days after the first to occur of (i) an Initial Public Offering or (ii) the date that Richard Steele ceases to be an employee of any of the Company or any Subsidiary, Steele may make a one-time election to remain a member of the Chase Group, to be treated as an Other Shareholder, or, if an only if ECO consents, to become a member of the ECO Group. If Steele chooses to be treated as an Other Shareholder, then from the moment of that election Steele shall have the same rights, privileges and protections that the Other Shareholders enjoy under this Agreement, but shall no longer have all the rights, privileges and protection that members of the Chase Group enjoy under this Agreement.

3.6. Any Shareholder shall have the right at any time to pledge, hypothecate or encumber up to, but no more than, the Pledgeable Percentage (as hereinafter defined) of its Shares in the aggregate, and to maintain any pledge, hypothecation, or encumbrance subsisting on its Shares on the date hereof, but in each case only in accordance with the provisions of this Section 3.6.

        (i) No pledge, hypothecation, or encumbrance of any Shares shall be effected or maintained until each and every person receiving an interest of any kind in such Shares shall have executed and delivered to the Company and each of the Shareholders an agreement in the form of the Accession Agreement; and

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(ii)    No pledge, hypothecation, or encumbrance of any Shares shall be effected or maintained except in a bona fide transaction; and

(iii) No pledge, hypothecation, or encumbrance of any Shares shall be effected or maintained except under a written pledge agreement that provides that before any right to foreclosure, to sell in lieu of foreclosure, or to exercise any similar or equivalent remedy may be exercised, the pledgee shall:

        (a) first obtain from a third party a commercially reasonable offer for the sale of the Shares (the "Redemption Offer");

        (b)     notify the members of both Groups of the Redemption Offer;

        (c) offer the pledgor's Group the opportunity to purchase the Shares at the amount of the Redemption Offer within 30 days of receipt of such offer;

        (d) if the members of the pledgor's Group refuse the pledgee's offer, then the pledgee shall offer the members of the other Group the opportunity to purchase the Shares at the amount of the Redemption Offer within 30 days of such offer; and

        (e) only if the members of neither Group accept the pledgee's offer shall the pledgee foreclose the pledge, sell the Shares in lieu of foreclosure, or exercise any similar or equivalent remedy.

(iv) For the purposes of Section 3.6(iii) only, in the case of a pledge, hypothecation, or encumbrance of any Other Stockholder's Shares only, such Other Stockholder shall be deemed to be a member of the Chase Group.

(v)     The "Pledgeable Percentage" shall mean:

        (a)     with respect to ECO, 21%;

        (b)     with respect to PIHLP, 21%;

        (c) with respect to Steele at any time when Richard Steele is an employee of the Company or any Subsidiary, 21%; and

        (d) with respect to all other Shareholders, and with respect to Steele at any time when Richard Steele is not an employee of the Company or any Subsidiary, 100%.

        (vi) Exempted from the requirements of this Section 3.6 are the following three pledges (the "Existing Pledges"):

                (a) the pledge of up to 3,983,000 Shares of Common Stock in the aggregate, pursuant to the terms of that certain Contribution Agreement that was entered into on or about March 29, 1996, among PIHLP, RMF, AESOP and Steele;

                (b) the pledge of all of the Shares of Steele, pursuant to the terms of that certain Pledge Agreement dated February 1, 1994, between The Steele Family Partnership, a Connecticut general partnership, and PIHLP; and

                (c) the pledge of 652,000 Shares of Common Stock of PIHLP, pursuant to the terms of that certain Pledge Agreement dated April 15, 1991, between PIHLP and David T. Chase, as from time to time amended and/or restated.

3.7. Notwithstanding anything to the contrary contained in this Agreement, but subject to the requirements of Section 7 hereof:

        (i) any Shareholder shall have the right to transfer any Shares to any Affiliate of such Shareholder or a trust set up entirely for the benefit of an Affiliate, if such Shareholder is a member of the Chase Group, such Affiliate shall enter into the Chase Group Voting Agreement. If such transferring Shareholder is a member of the ECO Group, such Affiliate shall enter into a voting agreement or voting trust agreement pursuant to which such Affiliate's voting rights in the Shares acquired from the transferring Shareholder shall be held by Advent.

        (ii) any Shareholder shall have the right at any time to transfer its Shares to any other Shareholder within the same Group.

        (iii) ECO shall have the right to transfer any or all of its Shares at any time to any one or more of its limited partners, provided that such limited partner enters into a voting agreement or voting trust agreement pursuant to which such limited partner's voting rights in the Shares acquired from such transferring Shareholder shall be held by Advent.

        (iv) no Shareholder shall transfer any Shares at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of any transfer of any Shares under any such laws or a breach of any undertaking or agreement of such Shareholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder;

        (v) Advent, as the sole general partner of ECO, shall not permit the transfer of any partnership interests in ECO to any person other than either a Qualified Person, a person controlled by a Qualified Person, or a person that is a fund managed by Advent; and

        (vi) During the term of this Agreement, Advent shall at all times be the sole general partner of ECO and at all times funds managed by Advent shall own at least 51% of the partnership interests in ECO;

        (vii) any Shareholder may transfer Shares in connection with a registration of such Shares undertaken pursuant to that certain Registration Rights Agreement by and among the Shareholders.

4.      Sale of the Company.

        In the event that either:

        (a) an offeror makes an irrevocable offer open for acceptance for not less than thirty days to acquire all of the Shares held by the Shareholders, and the offer is accepted by Shareholders holding sixty-five percent (65%) or more of the then issued and outstanding Voting Power,

        (b) an offeror makes an irrevocable offer open for acceptance for not less than thirty days to acquire all or substantially all of the assets of the Company, and the offer is accepted (subject to Shareholder approval) by the Board of Directors of the Company in accordance with the provisions of the Company's Certificate of Incorporation, then each Shareholder:

        (i) in the case of (a) above, undertakes to accept the offer within the thirty day period and to execute all such documents and to do all such other acts or things which are necessary to transfer his Shares to the offeror in accordance with the terms of the offer;

        (ii) in the case of (b) above, undertakes to take all steps necessary or desirable to cause the Company to accept the offer and to consummate the transactions proposed in the offer; and

        (iii) in either case, agrees that money damages would be an inadequate remedy for its breach of its obligations under this Section 4, and therefore consents to the entry of a decree of specific performance to remedy any such breach.

5.      Buy-Sell Option.

5.1. The Shareholders agree that the buy-sell provisions of this Section 5 shall be available in accordance with the provision of this Section 5.1 as follows:

        (i)     In the event that:

                (a) a matter set forth in Exhibit D hereof is submitted to the Board of Directors for approval and is not passed,

                (b) within 30 days thereafter a director from the Group that originally submitted the matter to the Board of Directors re-submits it to the Board of Directors for approval, and

                (c) after re-submission that matter is once again not passed,

                the Group whose director re-submitted the matter shall have the right to initiate the buy-sell option contained in this Section 5 during the thirty (30) day period following the second vote of the Board of Directors.

        (ii) If there shall not be a quorum at any two or more successive Board of Directors meetings for which notice was given to all directors in accordance with the By-Laws of the Company, the ECO Group (if at least one director chosen by it attended each such meeting) and/or the Chase Group (if at least two directors chosen by it attended each such meeting) shall be entitled to initiate the buy-sell option contained in this Section 5 for a period of 30 days following the date of the second and each subsequent meeting in the series.

        (iii) The holder of any series of preferred stock which the Company shall fail to redeem upon the Mandatory Redemption Date (as defined in the Certificate of Incorporation) or upon any date set by the Company for redemption pursuant to the optional redemption provisions of Article IV of the Certificate of Incorporation of the Company shall have the right to initiate the buy-sell option contained in this Section 5.

        (iv) If PCI shall refuse to accept, or shall waive its rights to receive payment of amounts due and payable to it by PIHLP pursuant to Article XVII of the Stock Purchase Agreement, or if PCI shall waive any of ECO's rights and remedies under Article XVII of the Stock Purchase Agreement, then the ECO Group shall have the right to initiate the buy-sell option contained in this Section 5.

        (v)     If the Company shall fail to comply with its obligations in
                Section 7.1 of the Stock Purchase Agreement and such failure continues for a period of 30 days after written notice thereof from ECO, then the ECO Group shall have the right to initiate the buy-sell option contained in this Section 5.

        (vi) If the ECO Group (or a director chosen by such Group) fails to comply with Section 8.2, the Chase Group may initiate the buy-sell option contained in this Section 5. If the Chase Group fails to comply with Section 8.2, the ECO Group may initiate the buy-sell option contained in this Section 5.

5.2. Upon the availability pursuant to any subsection of Section 5.1 to either or both of the Groups of the buy-sell provisions of this Section 5, then the Group or Groups having the right to initiate such buy-sell provisions shall have the right to make an offer (the "Buy-Sell Offer") pursuant to this Section 5. If both Groups are entitled to make the Buy-Sell Offer following the occurrence of one of the events specified in Section 5.1., the first such Group making the Buy-Sell Offer is referred to hereinafter as the "Offeror," and the other Group is referred to hereinafter as the "Offeree." The Buy-Sell Offer shall contain a valuation of all the outstanding capital stock of the Company (the "Valuation Amount") based on which the Offeror is willing to purchase the Offeree's Stake in the Company or, in the alternative and at the election of the Offeree, to sell its Stake in the Company to the Offeree. If the ECO Group shall be the Offeror, its offer must state whether it will convert the Series B Preferred into Common Stock. If the Chase Group shall be the Offeror, the ECO Group may at its option and in its sole discretion convert its shares of Series B Preferred into Common Stock prior to responding to such Buy-Sell Offer.

5.3. The Offeror shall initiate the Buy-Sell Offer by giving notice ("Buy-Sell Notice") to the Offeree. The Buy-Sell Notice shall state all of the following:

        (i) The Valuation Amount, together with a calculation of the purchase price for the Offeree's Stake and for the Offeror's Stake (with one calculation assuming that all of the then issued and outstanding Series B Preferred is converted into Common Stock, and one calculation assuming that none of the Series B Preferred is so converted); and

        (ii) The exact terms, other than the purchase price, on which the Offeror is willing to purchase the Stake owned by the Offeree, and on which the Offeror is willing to sell his Stake to the Offeree. Such purchase terms and sale terms in the Buy-Sell Notice shall be the exactly same terms.

5.4. The Buy-Sell Offer contained in the Buy-Sell Notice shall be irrevocable for a period of ninety (90) calendar days after delivery of the Buy-Sell Notice. The Offeree shall, on or before the 90th calendar day after receiving the Buy-Sell Notice, either accept the Buy-Sell Offer and agree to sell its Stake to the Offeror (in which case the Offeree is the "seller" and the Offeror is the "purchaser" for the purposes of the remaining provisions of this Section 5), or elect to purchase the Offeror's Stake (in which case the Offeree is the "purchaser" and the Offeror is the "seller" for the remaining provisions of this Section
        5), in either case upon the terms and conditions set forth in the Buy-Sell Notice. The election shall be effective upon the Offeror's receipt of a notice from the Offeree, pursuant to the terms of Section 13, specifying the Offeree's election. If the Offeree shall not have made an effective election to purchase the Offeror's Stake on or before the 90th day following the date of giving of the Buy-Sell
        Offer, the Offeree shall be deemed to have elected on the 90th day to become the seller of its Stake to the Offeror.

5.5. With respect to the Buy-Sell Offer, the price which the purchaser shall pay the seller for the seller's Stake shall be computed by: (i) subtracting from the Valuation Amount the Liquidation Preference (as defined in the Certificate of Incorporation) of all of the outstanding Shares of Preferred Stock; (ii) multiplying the difference obtained in subsection (i) by the percentage of the issued and outstanding Common Stock owned by the seller; (iii) if the seller shall tender (or be deemed to have tendered) pledged, hypothecated, or encumbered Shares, subtracting the amount required to redeem or discharge any such pledge, hypothecation or encumbrance (provided that, in the event that the seller consists of more than one Shareholder, this distinction shall be borne by that or those Shareholder(s) who tender, or are deemed to have tendered, pledged, hypothecated, or encumbered Shares in proportion to the amount required to clear title with respect to each such Shareholder's Shares), and (iv) adding to the price an amount equal to the Liquidation Preference of all Shares of Preferred Stock owned by the seller. In calculating seller's Stake pursuant to this Section 5.5, the ECO Group's election pursuant to Section 5.2 with respect to conversion of Series B Preferred into Common shall be given effect.

5.6. The resulting sale and purchase of Shares shall take place upon the terms and conditions set forth in the Buy-Sell Notice. If the Offeree elects to become the buyer, the sale and purchase shall occur on or before the 120th day following the effective date of the Offeree's election; if the Offeree elects, or is deemed to have elected, to become the seller, the sale and purchase shall occur on or before the 90th day following the effective date (or deemed effective date) of the Offeree's election. At the closing of the sale and purchase, the Shareholder(s) selling his (their) Shares shall deliver to the purchasing Shareholder(s) such duly executed documents and instruments as the purchasing Shareholder(s) may reasonably request to vest in the purchasing Shareholder(s) all right, title and interest to the Shares being transferred free and clear of any liens and encumbrances.

5.7. The Shareholders agree that, in addition to all of the other requirements of this Section 5:

        (i) Upon making the Buy-Sell Offer, the Offeror shall place into an escrow account with an escrow agent reasonably acceptable to Offeree an amount equal to 10% of the price which, if it became the purchaser pursuant to Section 5.2, it would be required to pay to the Offeree calculated in accordance with Section 5.5. If the Offeree elects to become the purchaser pursuant to Section 5.2, the Offeror's cash shall immediately be released from escrow and returned to the Offeror (together with any interest accrued thereon), and the Offeree shall immediately place into an escrow account with an escrow agent reasonably acceptable to Offeror an amount equal to 10% of the price which it is required to pay to the Offeror calculated in accordance with Section 5.5.

        (ii) Furthermore, upon the making of the Buy-Sell Offer, each of the Offeror and the Offeree shall immediately deposit the certificates (other than pledged certificates not in its possession) representing its respective Shares into escrow, with an escrow agent reasonably acceptable to the other Party, on such terms as will (a) permit the purchaser to obtain the seller's Shares and certificates therefor upon closing of the purchase and sale called for by Section 5.6. (b) permit the purchaser to obtain its Shares immediately after the Offeree makes or is deemed to make an effective election pursuant to
                Section 5.4, and (c) permit both parties to obtain their respective Shares if the purchase and sale is excused or is not consummated.

        (iii)   In the event that the purchaser fails for any reason other than,
                (A) Force Majeure (as hereinafter defined) or (B) subsection (v) of this Section 5.7 to purchase the seller's Shares upon the terms and conditions of the Buy-Sell Notice within the time period set forth pursuant to Section 5.6, then (C) the escrowed funds referred to in subsection (i) above shall immediately become the property of the seller, and (D) the purchaser shall be deemed to have irrevocably conveyed to the seller the purchaser's voting rights with respect to all Shares owned by the purchaser with respect to all matters relating to the authorization of the sale of all or substantially all of the capital stock or assets of the Company, including without limitation the replacement of directors immediately upon receipt by the Company of an offer meeting the requirements of Section 4(b) (all such matters being referred to herein collectively as "Company Sale Matters"). In the event that an event of Force Majeure prevents the purchaser from purchasing the seller's Shares upon the terms and conditions of the Buy-Sell Notice within the time period set forth pursuant to Section 5.6, then any period of delay caused by such Force

                Majeure shall be added to the time period set forth pursuant to
                Section 5.6.

        (iv) In furtherance and not in imitation of the provisions of subsection (iii) above, the Parties agree that if the purchaser shall be deemed to have irrevocably conveyed its voting rights, then the purchaser shall thereafter vote its shares on all Company Sale Matters exclusively as directed by the Seller, and the purchaser shall immediately execute and deliver to seller an irrevocable proxy, entitled as such, in favor of the seller, authorizing the seller to vote all of the purchaser's Shares in all Company Sale Matters; the Parties intend for this proxy to be irrevocable pursuant to the provisions of Section 609(f)(5) of the Business Corporation Law of the State of New York and, to that end, purchaser shall cause its Shares to be legended as required by Section 609(g) of the said law.

        (v) Notwithstanding any provision in this Agreement to the contrary, the purchaser shall be excused from its obligation to purchase the seller's Shares under this Section 5 in the event that there is a decrease of ten percent (10%) or more in the fair market value of the Company between the date that the Buy-Sell Notice is given and the date by which purchase and sale is due to occur pursuant to Section 5.6, or in the event that, due to Force Majeure, the purchase and sale is postponed 30 days or more beyond the time set forth in Section 5.6., or in the event that seller fails to comply with its obligations under the last sentence of Section 5.6.

5.8.    (i)     For the purposes of this Section 5, members of the Chase Group shall be deemed to be one entity, which entity shall act in concert and under the direction of the Chase Group
                Representative, including for the purpose of initiating, responding to, and performing any Buy-Sell Offer. For the purposes of this Section 5, members of the ECO Group shall be deemed to be one entity, which entity shall act in concert and under the direction of the ECO Group Representative, including for the purpose of initiating, responding to, and performing any Buy-Sell Offer.

        (ii) In the even that the members of either Group do not elect unanimously to perform any action or decision allowed or required by this Section 5, each member shall be bound by the action of its Group representative, and the other Group is entitled to rely upon the Group representative's action as binding upon each member of the other Group;

        (iii) Each Group agrees that money damages would be an inadequate remedy for its breach of its obligations under this Section 5, and therefor consents to the entry of a decree of specific performance to remedy any such breach.

5.9     For the purposes of this Section 5, "Force Majeure" means:

        (i) any governmental prohibition against the purchase and sale or any inability to secure or any failure of a governmental agency to supply a necessary approval for the purchase and sale;

        (ii) any closing of or extraordinary cessation or curtailment of trading on the London Stock Exchange or the New York Stock Exchange on a day when such exchange would otherwise ordinarily be open for trading; and

        (iii)   any banking moratorium declared by the Federal Reserve Board.

6.      Auction of Company

        The Shareholders agree that five (5) years from the date of this Agreement, they shall cause the Company to employ the services of an investment bank to evaluate alternatives, including, without limitation, the sale, refinancing, or public offering for maximizing the value of the Common Stock of the Company and to report to the Board of Directors of the Company thereupon. If the investment bank's report is not presented to the Board of Directors by the date that is six (6) years from the date of this Agreement, or if the Board of Directors does not by a vote of at least four (4) directors adopt a plan for maximizing the value of the Common Stock in response to such report by the date that is six (6) years from the date of this Agreement, then the Shareholders shall cause the Company to employ the services of an investment bank to secure a purchaser for the Company. The investment banks to be chosen to undertake the tasks referred to in this Section 6 shall be selected from the following list: (i) Goldman, Sachs & Co.; (ii) Morgan Stanley & Co.;
        (iii) Merrill Lynch & Co., Inc.; (iv) CS First Boston Inc.; and (v) Donaldson, Lufkin and Jenrette, Inc.

7.      Transfers/Accession Agreement

7.1 The Shareholders agree that no Shareholder shall transfer any Shares except in accordance with Section 3, Section 4 or Section 5 of this Agreement, and that in addition to any requirements elsewhere contained in this Agreement no Shareholder shall transfer any of its Shares to any person which is not a party to this Agreement unless the transferee is a Qualified Person and shall prior to such transfer have entered into an Accession Agreement, provided, however, that nothing in this sentence shall be construed to prohibit the maintenance of the Existing Pledges. On receipt of such Accession Agreement by the Company and upon completion of the transfer the transferee shall be deemed for all purposes of this Agreement to be a Shareholder and to have the benefits and obligations of all covenants and undertakings of a Shareholder contained herein; provided however, that such transferee shall not have the benefits and obligations of the transferor Shareholder who is a member of a Group unless that transferee is otherwise a member of such Group. The term "transfer" as used in this Agreement shall include a sale, gift, mortgage, pledge, exchange, assignment or other disposition, including a disposition under judicial order, legal process, execution, attachment or enforcement of an encumbrance.

7.2. The Shareholders agree that they shall cause the Company not to issue any shares of capital stock, or options or warrants to acquire capital stock, or securities convertible into capital stock, to a person who has not executed and delivered an Accession Agreement and thereby agreed to become a Shareholder for the purposes of this Agreement, provided, however, that the Company may issue such Shares as may be required to honor any options for Shares that are issued by the Company in exchange for PCI common stock options that are outstanding on the date hereof.

7.3. Notwithstanding any provisions of Section 3 to the contrary no transfer of any Shares pursuant to Section 3 shall take place from the date of any Buy-Sell Notice through the date on which the sale and purchase of Shares pursuant to that Buy-Sell Notice is consummated, or the date on which such sale and purchase is excused, whichever first occurs.

8.      Drag-Down of Rights

8.1. Each of the Shareholders agrees to take all action necessary or desirable, including without limitation the voting of its Shares, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies of the Board of Directors, the waiving of notice and the attending of meetings, so as to cause the Company to cause there to be only two directors of PCI, one of whom shall be chosen by the ECO Group and one of whom shall be chosen by the Chase Group, and two managing directors ("direkteuren") of PCBV, one of whom shall be chosen by the ECO Group and the other of whom shall be chosen by the Chase Group, and to amend the constituent documents of PCI and PCBV, as the case may be, to require that the signatures of both managing directors shall be required in order to bind PCI or PCBV. The provisions of this Section 8 shall also apply mutatis mutandis to any companies or entities created after the date of this Agreement.

8.2. Each of the Shareholders agrees to take all action necessary or desirable, including without limitation the voting of its Shares, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies of the Board of Directors, the waiving of notice and the attending of meetings, so as to cause the Company, PCI and/or PCBV (as the context may require) to exercise all of their rights with respect to each Polish Cable Company, whether as direct or indirect equity holder or as a holder of debt, to cause each such Polish Cable Company (i) to amend, within 90 days of the date of this Agreement, its Articles of Association or Statutes (as the case may be), so that such Articles or Statutes contain provisions substantially in the form set out in Exhibit C; (ii) to ensure that initially Richard Steele, and at all times thereafter the person then holding the position of Chief Executive Officer of the Company, be appointed Chairman of each of the Polish Cable Companies; (iii) to ensure that each of the Polish Cable Companies shall, prior to taking any of the actions set forth in Exhibit B, give notice of the proposed action, specifying reasonable details of the proposed action, to each of its shareholders; and (iv) to amend, within 90 days of the date of this Agreement, its Articles of Association or Statutes (as the case may be) so that they include provisions which substantially provide that no Polish Cable Company shall be able to take any of the actions listed on Exhibit B without the prior consent of its shareholders. The Shareholders in the ECO Group and the Chase Group agree that as soon as practicable they shall review the mechanisms available to them to exercise their Shareholder rights in the Polish Cable Companies. With respect to the amendments of the Articles of Association and the Statutes called for by this Section 8.2, if any such amendment shall present a conflict with an existing agreement of a particular Polish Cable Company, that Polish Cable Company will seek a waiver of the conflict, and if the waiver is not granted, the Polish Cable Company shall not be required to make the amendment that presents the conflict.

9.      Future Covenants

9.1. Each of the Shareholders shall use its reasonable efforts to cause the Company to, and to cause PCBV to, cause the Material Polish Cable Companies to:

        (i) Unless it is not, under the exercise of prudent business judgment, in the best interest of a particular Material Polish Cable Company to do so, to obtain all licenses, permits, certificates and renewals thereof which are necessary to conduct the business of the Material Polish Cable Companies in accordance with all applicable laws, including but not limited to any such licenses, permits and certificates and renewals thereof that have lapsed, expired or been refused for issuance and any such licenses, permits and certificates granted by PAR. In addition, unless it is not, under the exercise of prudent business judgment, in the best interest of a particular Material Polish Cable Company to do so, the Company shall cause the Material Polish Cable Companies to file all applications for such licenses, permits and certificates and renewals thereof reasonably in advance of the date on which such applications are required by law to be filed.

9.2.    The Company shall furnish each of the following documents:

        (i) Within 60 days after the end of each of the first three fiscal quarters in each fiscal year, (i) the Company's unaudited consolidated financial statements, with consolidating schedules, for such fiscal quarter, certified by its principal financial officer, prepared in accordance with U.S. GAAP (except as otherwise noted in the accompanying footnotes) and (ii) a report listing the number of cable television subscribers and subscribers to its digital satellite direct-to-home ("DTH") service of all corporations, partnerships or other entities engaged in the business of providing DTH services and of the Material Polish Cable Companies as of the end of such fiscal quarter, shall be furnished to all Shareholders;

        (ii) Within 45 days following the end of each month, management reports for each Material Polish Cable Company shall be furnished to the ECO Group and the Chase Group; and

        (iii) Within 120 days after the end of each fiscal year, (i) the Company's audited consolidated financial statements, with consolidating schedules, covering such fiscal year, certified by a firm of independent auditors as having been prepared in accordance with U.S. GAAP and (ii) a report listing the number of cable television subscribers of the Material Polish Cable Companies as of the end of such fiscal year, shall be furnished to all Shareholders.

9.3. The ECO Group Representative or his duly authorized agents shall be entitled during normal business hours, upon reasonable notice, to inspect all records, documents and papers belonging to the Company or any of the Subsidiaries or relating to the subject matter of this Agreement. The Chase Group Representative or his duly authorized agents shall be entitled during normal business hours, upon reasonable notice, to inspect all records, documents and papers belonging to the Company or any of the Subsidiaries or relating to the subject matter of this Agreement.

9.4. Upon the occurrence of a change in the Polish regulations governing the foreign ownership of applicable permits, each of the Shareholders shall use its reasonable efforts to cause the Company to, and to cause PCI, PCBV and the Polish Cable Companies to, convert all minority interests in entities in which it or they own less than 50% into the maximum percentage ownership allowable by law (subject to the contractual rights of any other owners of such entities). To the extent that new entities are formed for the purpose of conducting telephony, telecommunications, cable television, or programming in Poland, and the Company, PCI, PCBV and the Polish Cable Companies own, in the aggregate, more than zero and less than 100% of any such subsidiary, the Shareholders shall use reasonable effort to cause the Company, PCI PCBV or the Polish Cable Companies, as the case may be, to convert their minority interest into the maximum percentage ownership allowable by law (subject to the contractual rights of any other owners of such entities) upon the occurrence of a change in the Polish regulations governing the foreign ownership of PAR permits granted after July 7, 1995. However, the Shareholders shall not be required to cause the Company, PCI, PCBV and/or the Polish Cable Companies to convert any minority ownership interest into a majority ownership interest if, under the exercise of prudent business judgment, such conversion would lead to the revocation of any PAR permits held by such entities.

10.     Covenant Not To Compete

10.1. Each Shareholder covenants to the Company and to each of the other Shareholders not to, nor to permit or suffer any Covered Person (as hereinafter defined) to, engage, directly or indirectly, as a proprietor, stockholder, partner, employee, independent contractor or otherwise in a Prohibited Competing Business (as hereinafter defined) at all, and not engage, directly or indirectly, as a proprietor, stockholder, partner, employee, independent contractor or otherwise in a Permissible Competing Business (as hereinafter defined), and Advent covenants to all Shareholders and the Company not to permit or suffer any Covered Person to directly manage any Prohibited or Permissible Competing Business, all except as otherwise provided in Section 10.5.

10.2.   (i)     For the purposes of this Section 10 only, the term "Prohibited
                Competing Business" means

                (a)     providing cable television services anywhere in Poland;

                (b) providing programming in a city in Poland where a Polish Cable Company provides programming; and

                (c) providing local-loop telephony in a city in Poland where a Polish Cable Company provides telephony.

                provided, however, that any business otherwise falling within the scope of subsections (b), (c), or (d) shall not be a Prohibited Competing Business if a Shareholder or Covered Person is already engaging in a Permissible Competing Business at the time such business is first begun by a Polish Cable Company.

        (ii) for the purposes of this Section 10 only, the term "Permissible Competing Business" means

                (a) providing programming in a city in Poland other than one where a Polish Cable Company, at the time that the applicable offer referred to in Section 10.5 is first delivered, provides programming;

                (b) providing local-loop telephony in a city in Poland other than one where a Polish Cable Company, at the time that the applicable offer referred to in Section 10.5 is first delivered, provides telephony; and

                (c) with respect to Roger M. Freedman and his Affiliates only the term "Permissible Competing Business" also means RMF Cable Programming, as hereinafter defined.

10.3. The covenants not to compete in Section 10.1 shall terminate on the first of the following to occur; (i) seven (7) years from the date hereof, and (ii) upon the sale of substantially all of the capital stock or assets of the Company to a third-party purchaser or purchasers.

10.4. Any Shareholder who ceases to own Shares shall be released from its obligations under the covenants not to compete in Section 10.1 on the earlier of (i) the date that is two years after that Shareholder ceases to own Shares (provided that such Shareholder shall not during such two-year period have acquired any Shares), and (ii) the date that the covenants not to compete terminate in accordance with Section 10.3.

10.5. If a Covered Person wishes to engage in a Permissible Competing Business, it may do so provided that the party shall have (i) negotiated with any necessary third parties terms and conditions upon which such party shall engage in a Permissible Competing Business, (ii) offered the opportunity to engage in such Permissible Competing Business to the Company on materially the same terms and conditions negotiated with the various third parties and (iii) the Company shall have refused to engage in such Permissible Competing Business. The Shareholders shall cause the Company to hold a meeting of its Board of Directors within 30 days of the offer being made to the Company. No director chosen by a Group whose Covered Person wishes to engage in a Permissible Competing Business shall be entitled to vote on such a matter.

10.6. For the purposes of this Section 10, the term "Covered Person" shall have the meaning as given in this Section 10.6

        (i) With respect to ECO, "Covered Person" means funds in which Advent is the general partner (but, for the avoidance of doubt, does not include the limited partners of such funds); and

        (ii) With respect to any other Shareholder, "Covered Person" means that Shareholder, that Shareholder's Affiliates, and officers and directors of such Shareholder.

        (iii) With respect to Advent, "Covered Person" means Advent and any officer or director of Advent.

10.7. Sections 10.1 and 10.5 shall not apply to conduct by RMF and RMF's affiliates of the RMF Business and RMF Promotions and Programming, as hereinafter defined, provided, however, that Sections 10.1 and 10.5 do apply to RMF Cable Programming. The definitions referred to in Section 10.2(ii) and in this Section 10.7 are as follows:

        (i) The term "RMF Business" means conducting the businesses of researching, building, constructing, developing, owning, manufacturing, distributing, operating or promoting (i) physical fitness health centers and other recreational, athletic and sports facilities of all types; (ii) family entertainment and fun centers, nightclubs and other entertainment centers, including without limitation, arcades, video games, bowling and recreational activities of all types; and (iii) various hard goods, dry goods and food products of all kinds, including without limitation, health food, clothing products and fitness, bowling and other sport and recreational equipment.

        (ii) The term "RMF Promotions and Programming" means the production, directing, distribution, publishing, and broadcasting by RMF in all types of communications media of advertisements, commercials, promotions and programming relating to the RMF Business and the activities associated with the RMF Business.

        (iii) The term "RMF Cable Programming" shall mean the transmission, delivery, provision, or furnishing anywhere in or into Poland, directly or indirectly, by any medium other than terrestrial broadcast transmission, of television programming developed or produced by RMF or any of RMF's Affiliates. For the avoidance of doubt, the term "television programming" as used in the previous sentence does not include video cassettes or short advertisements, but does include the rebroadcast of such video cassettes and does include infomercials.

 10.8. Each party to this covenant not to compete acknowledges that the breach of the obligations contained in this Section 10 would result in substantial but indeterminable harm, that the restraints imposed are reasonable, that there is no adequate remedy at law for a breach of such obligations and therefore, that injunctive relief, specific performance or other equitable remedies are appropriate to enforce the obligations undertaken in this Section 10. Nothing in this Section 10 shall operate as a waiver of any party to seek monetary damages from the breaching party to the extent that the same are quantifiable and recoverable.

11.     Confidentiality

11.1. Each Shareholder undertakes to the others that, subject to Section 11.2, he will keep secret and confidential, and shall not disclose to any person, any information obtained by him concerning the Company, the Subsidiaries or the Shareholders which is of a confidential nature.

11.2. For the purpose of this Section 11, the following information shall be deemed, without limitation, to be of a confidential nature:

        (i) all financial information of the Company, any Subsidiary or Shareholder, including, without limitation all information provided pursuant to Section 9.2 hereof;

        (ii) the marketing and sales strategy of the Company, any Subsidiary or Shareholder;

        (iii) the terms of any agreements entered into between the Company, any Subsidiary or Shareholder and/or a third party which would normally be regarded as confidential;

        (iv) all unpublished technical information relating to the products of the Company, any Subsidiary or Shareholder; and

        (v) all other information relating to the Company, any Subsidiary or Shareholder which would normally be regarded as confidential to some or all of them; but no Shareholder shall be required to treat as confidential any information which legally enters the public domain or is legally obtained by that Shareholder otherwise than from another party.

11.3.   Section 11 shall not prevent the disclosure of information:

        (i)     as otherwise expressly provided by this Agreement;

        (ii)    as ordered by a court of competent jurisdiction;

        (iii) by any Shareholder in providing its own investors, potential investors, pledgees, or potential pledgees with financial information and periodic management statements, with attendant management commentary regarding the performance of its investments, provided, however, that such investor, potential investor, pledgee, or potential pledgee has entered into obligations of confidentiality, enforceable by the Company and the other Shareholders, identical to those contained herein, provided, however, that no Shareholder shall provide information other than quarterly summary financial data and a management letter to any of its investors who the Shareholder knows is engaging, directly or indirectly, in a Permissible Competing Business or a Prohibited Competing Business;

        (iv) to any adviser to the Company, any of the Subsidiaries, or any of the Shareholders;

        (v) by any Shareholder to a Qualified Person who is a potential purchaser of all or any of its Shares, which potential purchaser has entered into obligations of confidentiality, to be enforced by such Shareholder, identical to those contained herein;

        (vi)    as required in connection with an Initial Public Offering; and

        (vii) to any person in any circumstances approved by the Board of Directors of the Company or the Shareholders in accordance with Certificate of Incorporation and By-Laws of the Company.

12.     Legend on Stock Certificate.

        The certificates representing the Shares shall bear legends on their face, or on the reverse thereof with a reference thereto on the face, as follows:

                "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities laws, and therefore cannot be sold, transferred, pledged, hypothecated or assigned unless they are registered under the Securities Act of 1933, as amended,and under all applicable state securities laws, or unless an exemption therefrom is available.

                The securities represented by this certificate may not be sold, transferred, pledged, hypothecated, encumbered or assigned unless such sale transfer, pledge, hypothecation, encumbrance or assignment complies with the terms and conditions set forth in that certain Shareholders' Agreement dated June __, 1997, (the "Shareholders' Agreement") a copy of each which is on file with the Secretary of the Company and which will be furnished by the Company to the holder hereof upon written request and without charge.

                The securities represented by this certificate are issued pursuant to the provisions of the Shareholders' Agreement, which provides that certain actions of the Board of Directors of the Company shall require a supermajority vote of the members of the Board of Directors of the

        Company, a copy of which Shareholders' Agreement is on file with the Secretary of the Company and which will be furnished by the Company to the holder hereof upon written request and without charge*

13.     Notices

13.1. All notices required to be given under the terms of this Agreement or which any of the Parties may desire to give hereunder (including without limitation notices of directors meetings to such persons whose names appear in this Section 13.1) shall be in writing and delivered personally or sent by express delivery, or (except as to notice pursuant to subsection (i) below) by facsimile, or by registered or certified mail, with proof of receipt, postage and expenses prepaid, return receipt requested, addressed as follows:

        (i) As to the ECO Group, addressed to: ECO Holdings III Limited Partnership, c/c Ms. Janet Hennessey, Advent International Corp., 101 Federal Street, Boston, MA 02110, fax: (617) 951-0571; with a copy thereof addressed to Mr. Scott Lamphere, ECO Holdings III Limited Partnership, c/o Advent International Plc, 123 Buckingham Palace Road, London SW1W 9Sl, fax: (44-171) 333-0801; or to such other address or addresses and to the attention of such other person or persons as the Chase Group may from time to time designate in writing to the Chase Group, the Company and AESOP.

        (ii) As to the Cash Group, addressed to: @ Entertainment, Inc., One Commercial Plaza, Hartford Connecticut 06103; facsimile: (860) 293-4297, Attention: Cheryl Chase; with a copy thereof to Steele as provided below; or to such other address or addresses and to the attention of such other person or persons as the Chase Group may from time to time designate in writing to the ECO Group, the Company and AESOP.

        (iii) As to the Company, addressed to: @ Entertainment, inc., One Commercial Plaza, Hartford Connecticut 06103; facsimile: (860) 293-4297, Attention: Cheryl Chase; with a copy thereof addressed to Baker & McKenzie, 815 Connecticut Avenue, N.W., Washington, D.C. 20006-4078; facsimile: (202) 452-7074, Attention: Marc R.
                Paul, Esq., or to such other address or addresses and to the attention of such other person or persons as the Company may from time to time designate in writing to the ECO Group, the Chase Group and AESOP.

        (iv) As to AESOP, addressed to: The AESOP Fund, L.P. c/o Capital Investors, Inc. 1215 19th Street, N.W., Washington, D.C. 20036; facsimile: (202) 467-4426, Attention: Harry Huge; with a copy thereof addressed to The

                AESOP Fund, L.P., 1119 Financial Center Building, Seattle, Washington 98161; facsimile: (206) 292-8075, Attention:
                Duff Kennedy.

        (v) As to Steele, addressed to: Steele LLC, 19 Warren Terrace, Longmeadow, Massachusetts 01106; facsimile: (413) 567-5160,
                Attention: Richard B. Steele, Managing Member, with a copy thereof addressed to Bergman Horowitz & Reynolds, Connecticut Financial Center, New Haven, Connecticut 06502-0426; facsimile
                (860) 785-8127, Attention: James B.

14.     Severability

        The invalidity or unenforceability of any term of or any right arising pursuant to this Agreement shall not in any way affect the remaining terms or rights.

15.     Termination

        Subject as provided herein, this Agreement shall enter into effect as of the date hereof and shall remain in full force and effect until the earliest of the following events:

        (i) the date on which Shareholders holding in aggregate not less than 65% of all the total Voting power held by all Shareholders in the aggregate agree to terminate this Agreement.

        (ii)    an Initial Public Offering; or

        (iii)   the date on which no Shareholder is the holder of any Shares.

        Termination shall be without prejudice to any rights accrued prior to the date of the termination, and shall not affect the obligations of the Shareholders under Sections 10 and 11.

16.     No Partnership

        Nothing in this Agreement shall constitute or be deemed to constitute a partnership between all or any of the Shareholders, and except as otherwise expressly provided in this Agreement none of them shall have authority to bind the other in any way.

17.     Waiver

        No failure to exercise and no delay in exercising on the part of any of the Shareholders of any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and not exclusive.

18.     Governing Law

        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.


19.     Entire Agreement; Amendment

19.1. This Agreement and the other instruments and documents referred to herein or delivered pursuant hereto, contains the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior and oral or written agreements, commitments or understandings with respect to such matter, provided however that nothing in this Agreement shall be deemed to supersede or amend, or to aid in the interpretation of, the Stock Purchase Agreement.

19.2. No amendment, modification or waiver of any provision of this Agreement shall be valid or binding unless set forth in writing and duly executed by Shareholder holding at least sixty-five percent (65%) of the then issued and outstanding Voting Power, provided, however, that (i) any amendment, modification or waiver of any provision of this Agreement that increases the obligations hereunder of any Shareholder in any material respect shall also be executed by such adversely affected Shareholder, (ii) any amendment or modification of Section 3.3 or 3.6 shall also be executed by the Other Shareholders, and (iii) any amendment, modification or waiver of Section 3.5 shall also be executed by Steele.

19.3. Each party hereto who is or was a party to that certain Shareholders' Agreement dated as of June 27, 1991 or that certain Shareholders' Agreement dated as of March 29, 1997, represents and warrants that, as to such party, all the terms, conditions and provisions of such agreements are hereby superseded and that no rights or obligations arising under such agreements shall survive the execution of this Agreement.

20.     Choice of Forum; Venue; Service of Process; Attorney's Fees

        Any claim, suit, action, or proceeding among any or all of the parties hereto relating to this Agreement, to any document, instrument, or agreement delivered pursuant hereto, referred to herein, or contemplated hereby, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement, shall be commenced and maintained exclusively in the United States District Court for the Southern District of New York, or, if such Court lacks jurisdiction over the subject matter, in a state court of competent subject-matter jurisdiction sitting in the State of New York. The parties hereby submit themselves unconditionally and irrevocably to the personal jurisdiction of such courts. The parties further agree that, unless otherwise required by law, venue shall be exclusively in New York County in the State of New York. The parties irrevocably waive any objection to such personal jurisdiction or venue including, but not limited to, the objection that any suit, action or proceeding brought in the State of New York has been brought in an inconvenient forum. The parties irrevocably agree that process issuing from such courts may be served on them, either personally or by certified mail, return receipt requested, at the addresses given in Section 13 hereof; and further irrevocably waive any objection to service of process made in such manner and at such addresses, including without limitation any objection that service in such manner and at such addresses is not authorized by the local or procedural laws of the State of New York. The parties agree that the prevailing party's legal fees, costs and all expenses arising in connection with any litigation under this Agreement, any document, instrument, or agreement delivered pursuant hereto, referred to herein, or contemplated hereby, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement, shall be paid by the non-prevailing party.

21.     Effective As to Less Than All Parties

        This Agreement shall be effective as to all parties other than AESOP as soon as all such other parties have signed it, and with respect to AESOP's rights and obligations it shall be effective as soon as all parties including AESOP have signed it.

                         [Signatures on following page]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                @ ENTERTAINMENT, INC.,
                                a Delaware corporation

                                By:    _________________________________
                                Name:  _________________________________
                                Title: _________________________________


                                POLISH INVESTMENTS HOLDING, L.P.,
                                a Delaware limited partnership

                                By:    CHASE POLISH ENTERPRISES, INC.,
                                       a Delaware corporation

                                        MANAGING GENERAL PARTNER

                                By:    _________________________________
                                Name:
                                Title:


                                ECO HOLDINGS III LIMITED PARTNERSHIP

                                By:    Advent ECO III L.L.C., general partner

                                By:    Global Private Equity II Limited
                                       Partnership, member

                                By: Advent International Limited Partnership, general partner

                                By:    Advent International Corporation,
                                       general partner

                                By:    _____________________________________
                                       Janet L. Hennessy
                                       Vice President

                            THE AESOP FUND, L.P.,
                            a Delaware limited partnership

                            By:    __________________________________
                            a _______________________

                                     MANAGING GENERAL PARTNER


                            By:    __________________________________
                            Name:
                            Title:


                            _________________________________________
                            Roger M. Freedman


                            STEELE LLC, a Connecticut limited liability company

                            By:    __________________________________
                            Name:
                            Title:


                            THE CHERYL ANNE CHASE MARITAL TRUST, a
                            Connecticut trust

                            By:    __________________________________
                            Name:
                            Title:

                            By:    __________________________________
                            Name:
                            Title:

                                   EXHIBIT A
                              ACCESSION AGREEMENT

Date: _________________


        This Accession Agreement made between [name of entity] (the "Acceding Party"), a [form of entity] organized under the laws of [jurisdiction], @ Entertainment, Inc. ("the Company"), a New York corporation, and the undersigned Shareholders (as that term is defined in that certain Shareholders' Agreement dated March __, 1996, by and among the Company and the Shareholders (the "Shareholders' Agreement"), a copy of which is attached hereto and initialed by the Acceding Party).


                                  WITNESSETH:

        WHEREAS, the Acceding Party intends to become a shareholder of the Company and intends to take on the benefits and obligations of a Shareholder as and to the extent explicitly provided for in the Shareholder Agreement, a copy of which is attached hereto and has been initialled by the Acceding Party;

        NOW, THEREFORE, the Acceding Party, intending to be legally bound, hereby agrees with the Company and each of the Shareholders to comply with and to be bound by all of the provisions of the Shareholders' Agreement in all respects as if the Acceding Party were a party to such Shareholders' Agreement and were named therein as a Shareholder. Notice to the Acceding Party shall be given to the following address and facsimile number: _________________________
______________________________________________________________________________.

        IN WITNESS WHEREOF, the parties have caused this Accession Agreement to be executed as of the day and year first above written.


                                        WORLD CABLE COMMUNICATIONS, INC.
                                        a New York corporation


                                        BY: _________________________________
                                              Name:  ________________________
                                              Title: ________________________


                    [Signature blocks for all Shareholders]

                                   EXHIBIT B

A. Any action to effect a fundamental change in the business of the Subsidiary. For the purposes of this Section, the term "business" shall mean cable television, programming, telecommunications and telephony in the geographic territories which as of March 1, 1996 were within the boundaries of Poland;

B.      [Intentionally omitted.]

C. The expenditure during any fiscal year of the Subsidiary, whether by purchase, lease or otherwise, for securities, other capital assets or in connection with entering into any joint venture, partnership or consortium arrangement, of an amount in excess of $500,000 in the aggregate for all such expenditures;

D. A merger or other business combination or the sale, lease, transfer or other disposition of all or any material portion of the assets of the Subsidiary, whether by a single transaction or a series of related transactions. For purposes of this subsection, any portion of the assets of the Subsidiary accounting for 15% or more of the asset value of the Subsidiary shall be deemed to be material;

E. The creation of an encumbrance on any asset of the Subsidiary or on any of the capital stock of any Subsidiary which would exceed U.S. $100,000. For the purpose of this subsection, the term "encumbrance" shall mean any interest or equity of any person (including any right to acquire, option or right of pre-emption), voting arrangement, mortgage, charge, pledge, bill of sale, lien, deposit, hypothecation, assignment or any other encumbrance, priority or security interest or arrangement or interest under any contract or trust or any other third party interest of whatever nature over or in the relevant property;

F.      [Intentionally omitted.]

G. The issuance by the Subsidiary of third party debt in the aggregate exceeding U.S. $100,000;

H.      The issuance by the Subsidiary of any capital stock;

I. The declaration of dividends or other distributions on outstanding capital stock of the Subsidiary;

J.      [Intentionally omitted.]

K.      The dissolution or liquidation of the Subsidiary;

L.      Amending the Statutes or Articles of Association of the Subsidiary;

M. The giving of any guarantee or indemnity in an amount in excess of U.S. $100,000 in the aggregate;

N.      [Intentionally omitted.]

O.      [Intentionally omitted.]

P. the changing of the auditors, the fiscal year end date or the registered office of the Subsidiary;

Q. commencing, prosecuting, settling or compromising any claims, tax matters, debts and/or legal actions involving more than U.S. $250,000 in the aggregate per fiscal year;

R.      [Intentionally omitted.]

S. the taking of any steps to have the Subsidiary wound up, or voluntarily taking advantage of any provisions of any applicable bankruptcy or insolvency laws.

                                   EXHIBIT C

A. In Polish Cable Companies in which either the Company or a Company-controlled entity has a majority of the capital stock, the Company, PCI, or PCBV, the case may be, shall cause the statute to be amended to provide that:

        MANAGEMENT BOARD

        1. Each Member of the Management Board shall serve for a two (2) year term.

        2. The authority to make statements and to sign on behalf of the Company, is exercisable by the Chairman of the Management Board acting individually or one member of the Management Board acting together with the Chairman.

B. In Polish Cable Companies in which neither the Company nor any Company-controlled entity has a majority of the capital stock, the Company, PCI, or PCBV shall use its best efforts to cause the companies to adopt the following clause with respect to the Management Board.

        MANAGEMENT BOARD

1. The Management Board consists of three members appointed by the Shareholders' Meeting. Each shareholder representing at least 33% of the share capital shall have the right to designate one candidate for the Management Board, whom the Shareholders' Meeting shall elect. If the number of candidates is less than three then the remaining members of the Management Board will be appointed by the Shareholders' Meeting.

        2. Each member of the Management Board shall serve for a two (2) year term.

        3. The authority to make statements and to sign on behalf of the Company requires unanimous action of all members of the Management Board.

                                   EXHIBIT D

                      ACTIONS REQUIRING SUPERMAJORITY VOTE

        The following actions shall require (i) the affirmative vote of at least four directors, followed by the affirmative vote of the percentage of issued and outstanding capital stock entitled to vote thereon at a meeting of the shareholders as required under the Delaware General Corporation Law ("DGCL"), if such action shall be required to be submitted to the shareholders under the DGCL, or (ii) if any such action is not approved by at least four directors, then any such action shall require the affirmative vote of at least sixty-one one-hundredths of the total number of shares of capital stock issued and outstanding and entitled to vote thereon, provided however that if board approval of such action is required under the DGCL, the action shall also require the approval of the Board of Directors at a special meeting of the Board of Directors for which (and for no purposes other than the approval of actions taken pursuant to this subsection (iii) two-fifths of the total number of directors shall constitute a quorum.

        A. any action to effect a fundamental change in the business of the Corporation or any wholly owned or partially owned, direct or indirect subsidiary (whether in the form of a corporation, partnership or otherwise) of the Corporation that the Corporation controls through voting rights, contractual arrangements or otherwise (hereinafter a "Subsidiary"). For the purposes of this Section, the term "business" shall mean cable television, programming, telecommunications and telephony in the geographic territories which as of March 1, 1996 were within the boundaries of Poland, the Czech Republic, Russia, Ukraine, Slovakia, Hungary, Roumania, Bulgaria, Albania, Latvia, Lithuania, Estonia, Slovenia, Yugoslavia, Bosnia-Hercegovina, Croatia, and Macedonia.

        B. The adoption of, and approval of any modification of, the annual budget of the Corporation (the "Budget") for each fiscal year, which Budget shall at a minimum include (i) an income statement that will show in reasonable detail the revenues and expenses projected for the fiscal year, (ii) a cash flow statement that will show in reasonable detail the receipts and disbursements projected for the fiscal year as well as any anticipated cash surplus or deficiency, and (iii) any contemplated borrowings for the fiscal year.

        C. the expenditure during any fiscal year of the Corporation, whether by purchase, lease or otherwise, for securities, other capital assets or in connection with entering into any joint venture, partnership or consortium arrangement, of an amount in excess of $5,000,000, provided, however, that such restrictions shall not apply to expenditures included in the Budget for such fiscal year approved by the Board of Directors in accordance with Subsection B or for capital expenditures which, in the aggregate, do not exceed by five percent (5%) the amount contained in the Budget for capital expenditures;

        D. a merger or other business combination or the sale, lease, transfer or other disposition of all or any material portion of the assets of the Corporation, whether by a single transaction or a series of related transactions. For purposes of this subsection, any portion of the assets of the Corporation accounting for 10% or more of the gross revenue or net asset value of the Corporation shall be deemed to be material;

        E. the creation of an encumbrance on any material portion of the assets of the Corporation or on any of the capital stock of any Subsidiary, other than (i) security interests arising in connection with actions not requiring approval under Subsections G or M, below, (ii) encumbrances not requiring the consent of the Corporation, and (iii) any encumbrance in existence, or required under agreements in existence, as of March 21, 1996. For purposes of this subsection, any portion of the assets of the Corporation accounting for 10% or more of the gross revenues or net asset value of the Corporation shall be deemed material. For the purpose of this subsection, the term "encumbrance" shall mean any interest or equity of any person (including any right to acquire, option or right of pre-emption), voting arrangement, mortgage, charge, pledge, bill of sale, lien, deposit, hypothecation, assignment or any other encumbrance, priority or security interest or arrangement or interest under any contract or trust or any other third party interest of whatever nature over or in the relevant property;

        F. transactions with (i) a shareholder of the Corporation or of any Subsidiary, (ii) a member of the immediate family of any such shareholder, or (iii) any entity controlled by, controlling or under common control with any such shareholder (the persons and entities in (i)-(iii) being referred to herein as "Related Parties") and any action permitting any Subsidiary to enter into a transaction with any one or more Related Parties;

        G. the issuance by the Corporation of, third party debt if as a result thereof, the aggregate principal balance of all third party debt owned by the Corporation, not including trade credit extended to the Corporation in the normal course of business, would exceed U.S. $25,000,000;

        H.      the issuance by the Corporation of any capital stock other than
        (i) in connection with the issuance of capital stock which underlies convertible debt, which convertible debt was previously approved pursuant to subsection G or did not require approval thereunder, (ii) issuance of Common Stock pursuant to conversion of the Series B Preferred Stock, (iii) in an initial public offering at an equity valuation, including any shares of preferred stock then outstanding, in excess of $225,000,000;


        I. the declaration of the dividends or other distributions on outstanding capital stock of the Corporation;

        J. the repurchase or redemption of any capital stock of the Corporation or the taking of any action that would cause an adjustment in the Conversion Ratio under Sections 4(D)(4), 4(D)(5) or 4(D)(6) of
        Article IV, except for any mandatory redemptions referenced in Article
        IV;


        K.      the dissolution or liquidation of the Corporation;

        L. amending the Certificate of Incorporation or Bylaws other than in connection with an issuance of capital stock permitted under subsection H;

        M. the giving of any guarantee or indemnity, other than (i) in connection with indebtedness permitted under subsection G of this
        Article VIII and (ii) in the normal course of business in relation to the purchase or supply of goods or services;

        N. the election or removal of the Chief Executive Officer or the Chairman of the Board;

        O. the entering into, varying the terms of or termination of any contract of employment of any director of the Corporation or of any executive whose aggregate salary exceeds $100,000 per annum;

        P. the changing of the auditors, the fiscal year end date or the registered office of the Corporation;

        Q. settling or otherwise resolving any claim by or against the Corporation with respect to income taxes or any other type of tax, for which the amount in dispute is greater than $250,000;

        R. the commencement, prosecution, or compromise by the Corporation of any legal or arbitration proceedings, other than (i) routine debt collection (ii) any claim the amount in dispute under which is less than $250,000 (iii) actions by the Corporation against its shareholders, (iv) counterclaims and cross-claims in actions brought against the Corporation, and (v) any settlement involving expenditure by the Corporation of less than $250,000; and

        S. the taking of any steps to have the Corporation wound up, or voluntarily taking advantage of any provisions of any applicable bankruptcy laws.

                                   EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated this ___ day of June 1997 (the "Effective Date"), among @ ENTERTAINMENT, INC., a Delaware corporation (the "Company"), POLISH INVESTMENTS HOLDING L.P., a Delaware limited partnership ("PIHLP"), ECO HOLDINGS III LIMITED PARTNERSHIP, a Delaware limited partnership ("ECO"), ROGER M. FREEDMAN, an individual resident of the State of Connecticut ("RMF"), STEELE LLC., a Connecticut limited liability company ("Steele"), THE AESOP FUND, L.P., a Delaware limited partnership ("AESOP"), and THE CHERYL ANNE CHASE MARITAL TRUST, a Connecticut Trust ("CACMT"). PIHLP, ECO, RMF, Steele, AESOP and CACMT shall hereinafter be referred to as the "Shareholders".


                              W I T N E S S E T H:

     WHEREAS, the Company and the Shareholders are on this date entering into a Contribution Agreement to which this Agreement is an Exhibit, whereby the Shareholders will exchange all of their shares of capital stock of Poland Communications, Inc. ("PCI") for capital stock of the Company in a tax-free reorganization pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, the Shareholders constitute all of the shareholders of the Company and on this date are entering into that certain Shareholders Agreement (the "Shareholders Agreement"), whereby the parties will agree, among other things, to the terms upon which the Company will conduct its activities and upon which the relations between the shareholders of the Company will be regulated; and

     WHEREAS, in order to induce the Shareholders to enter into and perform the Contribution Agreement and the Shareholders Agreement, the Company has agreed to provide the Shareholders with certain rights in respect of the registration of its common stock, par value one cent ($0.01) per share ("Common Stock").

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Shareholders agree as follows:

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "DEMAND SHAREHOLDER" means PIHLP or ECO or, if used in the plural form, means PIHLP and ECO, and permitted assignees of same under Section 5(g).

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "FOLLOWING SHAREHOLDER" means RMF, Steele, AESOP or CACMT or, if used in the plural form, means RMF, Steele, AESOP and CACMT or any two of them.

        "NATIONAL SECURITIES EXCHANGE" means the New York Stock Exchange, American Stock Exchange, National Association of Securities Dealers Automated Quotation System, or National Market System of the National Association of Securities Dealers, as selected by the Company, and reasonably acceptable to the Demand Shareholder.

        "PERSON" shall mean and include any individual, partnership, joint venture, corporation, trust, unincorporated organization or association or any other entity or association of any kind and any authority, federal, state, local or foreign government, any political subdivision of any thereof and any court, panel, judge, board, bureau, commission, agency or other entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

        "REGISTRABLE SHARES" means (i) shares of Common Stock held by any of the Shareholders on the date hereof or acquired thereafter (including any shares of Common Stock issuable upon conversion of Series B Preferred), and (ii) any Common Stock issued in respect of such shares including, without limitation, upon any stock split, stock dividend, recapitalization or as a distribution; provided however, that Registrable Shares shall not include any shares of Common Stock which have been sold pursuant to registration under the Securities Act.

        "REQUESTING SHAREHOLDER" means either of the Demand Shareholders or any of the Following Shareholders when the same shall have requested the Company to register some or all of its/their Registerable Shares pursuant to this Agreement, and permitted assignees of same under Section 5(g).

        "REQUESTING SHAREHOLDER REGISTRATION EXPENSES" means with respect to any Requesting Shareholder, (i) underwriting discounts and commissions relating to the sale of such Requesting Shareholder's Registrable Shares, (ii) any transfer taxes attributable to the sale of such Registrable Shares and (iii) the fees and disbursements of counsel incurred by such Requesting Shareholder on its own behalf.

        "SEC" means the Securities and Exchange Commission.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SHAREHOLDERS" means PIHLP, ECO, RMF, Steele, AESOP and CACMT, and permitted assignees of same under Section 5(g).

        "COMPANY REGISTRATION EXPENSES" means any and all expenses incident to the Company's performance of its obligations under Section 2, other than
Requesting Shareholder Registration Expenses.   Company Registration Expenses
shall include but not be limited to (i) registration and filing fees with the SEC and a National Securities Exchange, (ii) fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of Registrable Shares), (iii) printing expenses, (iv) registrars and transfer agents fees, (v) the fees and expenses incurred in connection with the listing or quotation of Registrable Shares on any National Securities Exchange, and (vi) fees and expenses of counsel for the Company and the independent certified public accountants for the Company.

     2. REGISTRATION RIGHTS.

        (a) DEMAND REGISTRATION. Each Demand Shareholder shall be entitled to request that the Company effect a registration under the Securities Act with respect to some or all of the Registrable Shares held by it upon the following terms and conditions:

                 (i) REQUEST FOR REGISTRATION OF REGISTRABLE SHARES.  In the
            event that the Company shall receive from a Demand Shareholder a written request that the Company effect a registration under the Securities Act with respect to all or any part of the Registrable Shares held by such Demand Shareholder, the Company shall use its best efforts to effect, at the earliest practicable date, such registration, qualification and compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, the execution and filing of a listing agreement with a National Securities Exchange, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities
            Act) as may be so requested and as would permit or facilitate the sale and distribution of such Registrable Shares on such National Securities Exchange as is specified in such request (or if the Common Stock is then listed on a National Securities Exchange, such National Securities Exchange); provided that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2(a): (A) if the Company has effected a previous registration for any Demand Shareholder pursuant to this Section 2(a)(i) during the preceding six-month period; (B) if such Demand Shareholder has previously effected three such registrations pursuant to this Section 2(a), which registrations have been declared or ordered effective by the SEC; (C) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date ninety (90) days immediately following the effective date of, any registration statement pertaining to a public offering of securities of the Company; or (D) prior to the third anniversary of this Agreement.

                 Subject to the foregoing clauses (A) through (D) the Company shall file a registration statement covering such Registrable Shares so requested to be registered as soon as practicable after receipt of the request of the Requesting Shareholder. Provided, however, that the Company may upon giving notice to the Requesting Shareholder postpone for a reasonable period, not to exceed 90 days, the filing or the effectiveness of such registration statement, if there exists at the time material non-public information which, in the reasonable opinion of the Company, if disclosed would have a material adverse effect on its business. During such period the

            Company shall continue to use its best efforts to prepare such registration statement and update such registration statement with all information necessary to make such registration statement ready for filing and effectiveness as soon as practicable after the end of such period.

                 ECO shall not be required to convert its Series B Preferred shares into Common Stock prior to exercising its demand registration rights hereunder with respect to shares of Common Stock which would result from such conversion.

                 At no time shall any Demand Shareholder demand that less than twenty-five percent (25%) of the number of shares of Common Stock held by such Demand Shareholder on the date of execution of this Agreement be registered pursuant to this Section 2(a); provided, however, that if at any time such Demand Shareholder holds less than twenty-five percent (25%) of the number of shares of Common Stock held by such Demand Shareholder on the date of execution of this Agreement, such Demand Shareholder shall have the right to demand registration of all its Registrable Shares pursuant to this
            Section 2(a).

                 (ii) UNDERWRITING. The right of the Requesting Shareholder to registration pursuant to this Section 2(a) shall be conditioned upon the Requesting Shareholder's participation in the underwriting arrangements required by this Section 2 and the inclusion in the underwriting of the Registrable Shares requested to be registered.

                 The Company and the Requesting Shareholder shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company from the following list: (A) Goldman, Sachs & Co.; (B) Morgan Stanley & Co. Incorporated; (C) Merrill Lynch & Co., Inc.; (D) CS First Boston Inc.; and (E) Donaldson, Lufkin and Jenrette Inc. The Company may select a managing underwriter for such underwriting not on the aforementioned list, so long as such managing underwriter is acceptable to the Requesting Shareholder. Notwithstanding any other provision of this Section 2(a), if the managing underwriter determines, in good faith, that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Shares to be included in the registration and underwriting to the extent such managing underwriter deems necessary. The Company shall so advise the Requesting Shareholder, and the number of Registrable Shares that may be included in the registration and underwriting shall be limited accordingly.

                 (iii) OTHER HOLDERS OF COMMON STOCK.  Other holders of Common
            Stock (including, without limitation, the other Demand Shareholder and the Following Shareholders) to whom the Company has granted registration rights may include their respective securities for their own accounts in such registration if the managing underwriter so agrees. If the managing underwriter determines, in good faith, that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Shares to be included by all holders of Common Stock requesting registration hereunder (including the Demand Shareholder exercising its demand rights under this Section 2(a)) based on the ratio of the number of shares requested to be registered by each such holder to the total number of shares requested to be registered by all such holders.

                 (iv) EXPENSES OF REQUESTED REGISTRATION.  The Company shall pay all Company Registration Expenses incurred in connection with each registration, qualification or compliance pursuant to Section 2(a), and the Requesting Shareholder will pay its Requesting Shareholder Registration Expenses.

           (b) PIGGY-BACK REGISTRATION.

                 (i) REGISTRATION INITIATED BY THE COMPANY. If the Company at any time proposes to register an offering of its securities under the Securities Act other than registrations in connection with employee stock ownership plans, offerings of debt securities and shelf registrations made pursuant to Section 2(c), either for its own account or for the account of a security holder or holders, and the registration form to be used may be used for the registration of Registrable Shares, the Company will:

                       (A) give written notice thereof to the Demand
                  Shareholders and the Following Shareholders (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) within 10 days of its receipt of a request from a security holder or holders to register securities or from its decision to effect a registration of securities for its own account; and

                       (B) use its best efforts to include in such registration
                  (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Shares specified in a written request by any Demand Shareholder or Following Shareholder made within 30 days after receipt of such written notice from the Company, except as set forth in Sections 2(b)(ii) and 2(b)(iii) below; provided, that if at any time after giving written notice to the Demand Shareholders and the Following Shareholders of its intention to register the Company securities under the Securities Act (x) the Company in good faith shall determine not to register such securities, the Company may, at its election, give written notice of such determination to the Demand Shareholders and the Following Shareholders and, thereupon, shall be relieved of its obligation to register such Registrable Shares pursuant to this Section 2(b) in connection with such registration, without prejudice, however, to any rights of either Demand Shareholder to request that such registration be effected as a registration under Section 2(a), or (y) the Company shall determine to delay the registration of such securities, the Company shall be permitted to delay the registration of such Registrable Shares for the same period as the delay in registering the securities to be registered by the Company for its own account or for others.

                 (ii) AMOUNT TO BE INCLUDED.  In the event that Registrable
            Shares are requested to be included in any registration initiated pursuant to Section 2(b)(i) that contemplates an underwritten public offering, and if, in the good faith judgment of the managing underwriting of such public offering, the inclusion of all of the Registrable Shares covered by such request for registration, together with the number or amount of securities that were intended to be offered by the Company or other security holders who hold registration rights, would interfere with the successful marketing of such securities, then, such managing underwriter may limit the number or amount of securities to be included in the registration such that (A) the Company shall include in such registration the securities it intended to offer and (B) with respect to any additional securities which may be included in such registration (after inclusion of the securities referred to in clause (A)), all holders of securities (including the holders of Registrable Shares) who hold registration rights and who have requested registration (collectively, "Security Holders") shall participate in the underwritten public offering pro rata based upon the ratio of the number of shares requested to be registered by each such Security Holder to the total number of shares requested to be registered by all such Security Holders.

                 (iii) UNDERWRITING.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Demand Shareholders and the Following Shareholders as a part of the written notice given pursuant to Section 2(b)(i)(A). In such event, the right of each Requesting Shareholder to registration pursuant to this
            Section 2(b) shall be conditioned upon its participation in such underwriting and the inclusion of the Registrable Shares in the underwriting to the extent provided herein. The Requesting Shareholder shall (together with the Company and the other holders (if any) distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company from the following list: (A) Goldman, Sachs & Co.,; (B) Morgan Stanley & Co. Incorporated; (C) Merrill Lynch & Co.; (D) CS First Boston; and (E) Donaldson, Lufkin & Jenrette Inc. The Company may select a managing underwriter for such underwriting not on the aforementioned list, so long as such managing underwriter is acceptable to the Demand Shareholders participating in such offering. If the Requesting Shareholder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                 (iv) EXPENSES OF REGISTRATION.  The Company shall bear all
            Company Registration Expenses incurred in connection with each registration, qualification or compliance pursuant to Section 2(b), and each Requesting Shareholder shall pay its own Requesting Shareholder Registration Expenses.

            (c) SHELF REGISTRATION.

                 (i) REGISTRATION FOLLOWING FIFTH ANNIVERSARY.  In the event that the Company shall receive from a Demand Shareholder a written request that the Company effect a registration under the Securities Act with respect to all of the Registrable Shares pursuant to this
            Section 2(c). The Company will use its best efforts to effect, at the earliest practicable date, a shelf registration statement on an appropriate form pursuant to Rule 415 (or any successor provision then in force) under the Securities Act with respect to such Registrable Shares; provided, however, that the Company shall not be obligated to take any such action to effect any such registration pursuant to this Section 2(c): (A) if the Company has effected a previous registration for such Demand Shareholder pursuant to this Section 2(c); (B) if registration pursuant to Rule 415 (or any successor provision then in force) is not available for such offering by the Demand Shareholder; or (C) prior to the fifth
            (5th) anniversary of this Agreement. The Company shall use its best efforts to keep such registration statement continuously effective until all of the Registrable Shares covered by such registration are sold, and shall seek such qualification and compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be requested by the Requesting Shareholder.

                 (ii) EXPENSES OF SHELF REGISTRATION.  The Company shall bear all Company Registration Expenses incurred in connection with each registration, qualification or compliance pursuant to Section 2(c), and the

            Requesting Shareholder will pay its Requesting Shareholder Registration Expenses.

           (d) REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this
      Section 2 pursuant to which Registrable Shares are included therein, the Company will keep each Requesting Shareholder advised in writing as to the initiation of such registration, qualification and compliance and as to the completion thereof, at its expense, the Company shall:

                 (i) prepare and file with the SEC any amendments (including post-effective amendments) and supplements as may be necessary to keep such registration, qualification or compliance current and effective and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder, and the rules and regulations of any applicable securities exchange, with respect to the distribution of the Registrable Shares covered by such registration, qualification and compliance for a period of (x) in the case of a registration, qualification and compliance pursuant to Sections 2(a) or 2(b) hereof at least 180 days or until the Requesting Shareholder has completed the distribution described in the registration statement relating thereto, which ever first occurs or (y) in the case of a registration, qualification and compliance pursuant to Section 2(c) until all of the Registrable Shares have been sold;

                 (ii) immediately notify each Requesting Shareholder and the underwriter, if any, and confirm such notification in writing (w) when such registration statement becomes effective, (x) when the filing of any post-effective amendment to such registration statement or supplement to the prospectus is required, when the same is filed and, in the case of a post-effective amendment, when the same becomes effective, (y) of any request by the SEC for any amendment of or supplement to such registration statement or the prospectus or for additional information, and (z) of the entry of any stop order suspending the effectiveness of such registration statement or of the initiation of any proceedings for that purpose, and, if such stop order shall be entered, the Company shall use its best efforts promptly to obtain the lifting thereof;

                 (iii) furnish to each Requesting Shareholder and any
            underwriter acting on behalf of such Requesting Shareholder (x) at a reasonable time prior to the filing thereof with the SEC a copy of the registration statement in the form in which the Company proposes to file the same, and not later than one day prior to the filing thereof, a copy of any amendment (including any post-effective amendment) to such registration statement, and promptly following the effectiveness thereof, a conformed copy of the registration statement as declared effective by the SEC and of each post-effective amendment thereto, including financial statements and all exhibits and reports incorporated therein by reference, and (y) such number of copies of the preliminary, any amended preliminary, and final prospectus and of each post-effective amendment or supplement thereto, as may reasonably be required in order to facilitate the disposition of the Registrable Shares covered by such registration statement in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, but only while the Company is required under the provisions hereof to cause the registration statement to remain effective; and

                 (iv) list such Registrable Shares on each securities exchange
            (if any) or qualify the Registrable Shares for trading on any over the counter market (if any) on which the Common Stock is then listed or traded, so long as such Registrable Shares are eligible for such listing or qualification.

     In connection with the registration of the Registrable Shares pursuant to this Section 2, each Requesting Shareholder, for the purpose of Section 2(b) only hereby agrees as follows:

                 (v) the Requesting Shareholder shall cooperate with the
            Company in connection with the preparation of the registration statement, and for so long as the Company is obligated to file and keep effective the registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Requesting Shareholder and its plan of distribution of the Registrable Shares as may be necessary to enable the Company to prepare the registration statement and prospectus covering the Registrable Shares, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith;

                 (vi) during such time as the Requesting Shareholder may be engaged in a distribution of Registrable Shares, the Requesting Shareholder shall comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the Exchange Act, to the extent applicable, and pursuant thereto it shall, among other things: (w) not engage in any stabilization activity in connection with the securities in contravention of such Rules; (x) distribute the Registrable Shares solely in the manner described in the registration statement; (y) cause to be furnished to each broker through whom the Registrable Shares may be offered, if any, or to the offeree if an offer is not made through a broker, such copies of the prospectus and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act;

                 (vii) upon receipt of a notice pursuant to Section
            2(d)(ii)(x), (y) or (z), discontinue any distribution of Registrable Shares if such discontinuance is required under the Securities Act; and

                 (viii) at least five (5) days prior to any distribution of the
            Registrable Shares other than in an underwritten offering, the Requesting Shareholder will advise the Company in writing of the dates on which the distribution is intended to commence and terminate, the number of the Registrable Shares to be sold and the terms and the manner of sale; such person also shall inform the Company and any broker/dealers through whom sales of the Registrable Shares may be made when each distribution of such shares is completed.

            (e)  INDEMNIFICATION.

                 (i) If Registrable Shares held by a Demand Shareholder or a
            Following Shareholder are included in the securities as to which any registration, qualification or compliance is being effected, the Company will indemnify each such Demand Shareholder and each such Following Shareholder, each of its general and limited partners, each of the officers and directors of it or any of its general or limited partners and any person which controls, within the meaning of
            Section 15 of the Securities Act, any of the foregoing, each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (and actions in respect thereof) ("Loss") arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, or of any other federal, state or common law applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Demand Shareholder and each such Following Shareholder, general or limited partners, or such officers or directors of it or any of its general or limited partners, any person which controls any of the foregoing and each such underwriter and each person which controls such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such Loss; provided, that the Company will not be liable to so indemnify or reimburse in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission resulting from written information furnished to the Company by or on behalf of such Demand Shareholder or such Following Shareholder or such underwriter for use therein.

                 (ii) The Requesting Shareholder will, if Registrable Shares held by the Requesting Shareholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each other Security Holder, each other Requesting Shareholder, the independent accountants and legal counsel of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, and each person who controls any of the foregoing within the meaning of
            Section 15 of the Securities Act, against all Loss arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Requesting Shareholder of any rule or regulation promulgated under the Securities Act, or of any other federal, state or common law applicable to the Requesting Shareholder and relating to any action or inaction required by the Requesting Shareholder in connection with any such registration, qualification or compliance, and will reimburse the Company, such directors, officers, accountants, counsel, Security Holders, the other Requesting Shareholders, underwriters, officers, directors and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Requesting Shareholder for use therein; provided, however, that (i) such obligations of such Requesting Shareholder hereunder shall be limited to an amount equal to the aggregate public offering price of the Registrable Shares of such Requesting Shareholder sold as contemplated herein, unless such liability arises out of or is based upon willful misconduct by such Requesting Shareholder and (ii) the indemnity for untrue statements or omissions described above, and the reimbursements obligation relating thereto, shall not apply if such Requesting Shareholder provides the Company with such additional written information prior to the effectiveness of the registration statement as is required to make the previously supplied written information true and complete, together with a description in reasonable detail of the information previously supplied which was untrue or incomplete.

                 (iii) Each person entitled to indemnification under this
            Section 2(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(e). After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or litigation, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the Indemnifying Party abandons the defense of such claim or litigation. No Indemnifying Party in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

           (f) CONTRIBUTION. If the indemnification provided for in subsections (i) or (ii) of Section 2(e) is unavailable to or insufficient to hold the Indemnified Party harmless in respect of any Loss referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, in connection with the statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of Loss referred to in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (g) INFORMATION FURNISHED BY THE REQUESTING SHAREHOLDERS. Each Requesting Shareholder shall furnish to the Company such information regarding itself, each of its general or limited partners, and each of its directors and officers, and any person controlling any of the foregoing, and the distribution proposed by such Requesting Shareholder, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

     3. HOLDBACK AGREEMENTS. If any registration of Registrable Shares or other securities of the Company pursuant to Section 2(a) or Section 2(b) herein shall be in connection with an underwritten public offering, each Requesting Shareholder agrees not to effect any public sale or distribution, including any sale under Rule 144 (or any successor provision then in effect) under the Securities Act, of any Registrable Shares or of any shares of Common Stock or any security convertible into or exchangeable or exercisable for any shares of Common Stock (in each case, other than as part of such underwritten public offering) during the seven (7) days prior to, and during the 180-day period (or such shorter period as may be provided for in the applicable underwriting agreement) beginning on, the effective date of the related registration statement.

     4. TERMINATION.

           (a) Notwithstanding any other provision of this Agreement, the respective covenants, agreements and obligations contained in Section 2 of this Agreement shall continue until the latter of: (i) such date as all of the Demand Shareholders and all of the Following Shareholders cease to own any Registrable Shares; or (ii) eight years from the date of this Agreement; provided that (x) such covenants, agreements and obligations shall continue with respect to any request for registration of Registrable Shares made hereunder prior to the eighth anniversary of the date of this Agreement, and (y) the indemnification obligations contained in Section 2(e) and the contribution obligations contained in Section 2(f) shall survive for the period of the statute of limitations with respect thereto.

     5. MISCELLANEOUS.

           (a) Each of the parties acknowledges and agrees that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

           (b) All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally, (ii) when received if sent by registered or certified mail, return receipt requested, or by air courier or (iii) when received by facsimile transmission with electronic verification, in each case to the parties at the following addresses (or at such other address as a party may specify by like notice):

                 (A) If to the Company, addressed to: @ Entertainment, Inc.,
            One Commercial Plaza, Hartford Connecticut 06103; facsimile: (860) 293-4297, Attention: Cheryl Anne Chase; with a copy thereof addressed to Baker & McKenzie, 815 Connecticut Avenue, N.W., Washington, D.C. 20006-4078; facsimile: (202) 452-7074,
            Attention:  Marc R. Paul, Esq.;

                 (B) If to PIHLP, addressed to: Chase Polish Enterprises, Inc.,
            One Commercial Plaza, Hartford Connecticut 06103; facsimile: (860) 293-4297, Attention: Cheryl Chase Freedman;

                 (C) If to ECO, addressed to: ECO Holdings III Limited
            Partnership, c/o Advent International Corporation, 101 Federal Street, Boston, Massachusetts 02110; facsimile: (617) 951-0571,
            Attention: Ms. Janet Hennessy; with a copy thereof addressed to Advent International Plc, 123

            Buckingham Palace Road, London SW1W 9SL; facsimile: 44 (171) 333-0801, Attention: Mr. Scott Lanphere;

                 (D) If to RMF, addressed to:  Roger M. Freedman, 67 Prospect
            Avenue, West Hartford, Connecticut 06106; facsimile: (860) 231-0551, with a copy thereof addressed to Robinson & Cole, One Commercial Plaza, Hartford Connecticut 06103; facsimile: (860) 231-0551, Attention: Richard G. Schectman;

                 (E) As to Steele, addressed to:  Steele LLC, 19 Warren
            Terrace, Longmeadow, Massachusetts 01106; facsimile: (413) 567-5160, Attention: Richard B. Steele, Managing Member; with a copy thereof addressed to Bergman Horowitz, Connecticut Financial Center, New Haven, Connecticut; facsimile: (860) 785-8127,
            Attention:  Jim Brockway, Esq.;

                 (F) If to CACMT, addressed to: Chase Polish Enterprises, Inc.,
            One Commercial Plaza, Hartford Connecticut 06103; facsimile: (860) 293-4297, Attention: Cheryl Chase Freedman; and

                 (G) As to AESOP, addressed to: The AESOP Fund, L.P. c/o
            Capital Investors, Inc., 1215 19th Street, N.W., Washington, D.C. 20036; facsimile: (202) 467-4426, Attention: Harry Huge; with a copy thereof addressed to The AESOP Fund, L.P., 1119 Financial Center Building, Seattle, Washington 98161; facsimile: (206) 292-8075, Attention: Duff Kennedy.

           (c) This Agreement supersedes all prior agreements between the parties (written or oral) relating to registration of the Registrable Shares under the Securities Act and is intended as a complete and exclusive statement of the terms of the agreement between the parties with respect to such matters.

           (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and shall be construed and enforced in accordance with the laws of such state without regard to principles of conflicts of laws thereof.

           (e) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           (f) Any term or provision of this Agreement may be waived at any time by an instrument in writing signed by the party which is entitled to the benefits thereof and this Agreement may be amended or supplemented at any time by an instrument in writing signed by all parties hereto.

           (g) Except as otherwise provided herein, the Company shall not assign this Agreement or any part hereof or any rights or obligations hereunder without the prior written consent of all other parties hereto. Each Shareholder shall be entitled, without the consent of any other party hereto, to assign and transfer any or all of its rights hereunder to any transferee of its Registrable Shares to which it is permitted to transfer such Registrable Shares under the provisions of the Shareholders Agreement; provided, however, that a Demand Shareholder may only assign and transfer any of its demand registration rights under Section 2(a) to a permitted transferee holding at least twenty-five (25%) of the Common Stock held by such Demand Shareholder at the date of execution of this Agreement, and any exercise of such demand registration rights by such transferee shall be counted as a demand registration effected on behalf of such Demand Shareholder for the purposes of Section 2(a)(i)(B). No assignment shall release any party of any of its obligations under this Agreement. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           (h) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

           (i) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement.

           (j) The number of Registrable Shares and any references herein as to specific number of shares shall be appropriately adjusted in the event of any stock split, reverse split, stock dividend or other reclassification or reorganization affecting the capital stock of the Company which occurs after the date hereof.

           (k) Any claim, suit, action, or proceeding among any or all of the parties hereto relating to this Agreement, to any document, instrument, or agreement delivered pursuant hereto, referred to herein, or contemplated hereby, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement, shall be commenced and maintained exclusively in the United States District Court for the Southern District of New York, or, if such Court lacks jurisdiction over the subject matter, in a state court of competent subject-matter jurisdiction sitting in the State of New York. The parties hereby submit themselves unconditionally and irrevocably to the personal jurisdiction of such courts. The parties further agree that venue shall be exclusively in New York County in the State of New York. The parties irrevocably waive any objection to such personal jurisdiction or venue including, but not limited to, the objection that any suit, action, or proceeding brought in the State of New York has been brought in an inconvenient forum. The parties irrevocably agree that process issuing from such courts may be served on them, either personally or by certified mail, return receipt requested, at the addresses given in
      Section 5(b) hereof; and further irrevocably waive any objection to service of process made in such manner and at such addresses, including without limitation any objection that service in such manner and at such addresses is not authorized by the local or procedural laws of the State of New York.

           (l) In any suit or proceeding brought or instituted by any of the parties to enforce or interpret any of the provisions of this Agreement or on account of any damages claimed to be sustained by such instituting party by reason of another party's violation of any of the terms or provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs.

           (m) This Agreement shall be effective as to all parties other than AESOP as soon as all such other parties have signed it, and with respect to AESOP's rights and obligations it shall be effective as soon as all parties including AESOP have signed it.


     IN WITNESS WHEREOF, the Company, PIHLP, ECO, RMF, Steele, AESOP and CACMT have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.


     @ ENTERTAINMENT, INC.,
     a Delaware corporation

     BY:  _______________________________
          Name:  ________________________
          Title: ________________________

     POLISH INVESTMENTS HOLDING L.P.,
     a Delaware limited partnership

     By: CHASE POLISH ENTERPRISES, INC.,
     a Delaware corporation

     MANAGING GENERAL PARTNER

     By:  _______________________________
          Name:
          Title:

     ECO HOLDINGS III LIMITED PARTNERSHIP,
     a Delaware limited partnership


     By:  ADVENT ECO III L.L.C., GENERAL PARTNER

     By:  GLOBAL PRIVATE EQUITY II LIMITED
          PARTNERSHIP, MEMBER

By:  ADVENT INTERNATIONAL LIMITED PARTNERSHIP,
     GENERAL PARTNER

By:  ADVENT INTERNATIONAL CORPORATION, GENERAL
     PARTNER

By:  _____________________________
     Name:
     Title:


     THE AESOP FUND, L.P.,
     a Delaware limited partnership

     By: _______________________________
         a ________ ___________

     MANAGING GENERAL PARTNER


     By:  _______________________________
          Name:
          Title:



     _______________________________
     ROGER M. FREEDMAN


     STEELE LLC, a Connecticut limited liability company


     By:  _______________________________
          Name:
          Title:

     THE CHERYL ANNE CHASE MARITAL TRUST,
     a Connecticut Trust


     By:  _______________________________
          Name:
          Title:


     By:  _______________________________
          Name:
          Title:

                                   EXHIBIT D

                               VOTING AGREEMENT

                                VOTING AGREEMENT


     THIS VOTING AGREEMENT (this "Agreement") dated as of June, __ 1997, is being entered into by and among Polish Investments Holding Limited Partnership ("PIHLP"), Roger M. Freedman ("RMF"), Steele LLC ("Steele") and The Cheryl Anne Chase Marital Trust, ("CACMT," and together with PIHLP, RMF and Steele the "Shareholders") and David Chase, as the Chase Group Representative.


                                   WITNESSETH

     WHEREAS, the Shareholders are parties to that certain Shareholders' Agreement dated the date hereof (the "Shareholders Agreement") which provides, among other things, for the appointment of a Chase Group Representative to act as the designated representative of the Shareholders; and

     WHEREAS, the Shareholders, pursuant to the terms of the Shareholders' Agreement, desire to appoint David Chase as the initial Chase Group Representative and to confer on him certain powers and duties as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this agreement, the parties hereto hereby agree as follows:

     1. Effective Date of Agreement:  Definitions

        1.1 Effective Date of Agreement. This Agreement shall become effective (the "Effective Date") upon execution of the Shareholders' Agreement.

        1.2 Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

            (a) "Chase Group Representative" shall mean David Chase and any person who becomes a successor Chase Group Representative pursuant to Section
5.1 hereof.

            (b) "Company" shall mean @ Entertainment, Inc., a Delaware corporation.

            (c) "Non-Voting Shares" shall mean shares of the Company's Series C Preferred Stock, par value $.01 per share, as constituted at the date of the Shareholders'

Agreement, plus all securities hereafter attributable to such shares or received or receivable in respect thereof by way of stock splits or stock dividends, recapitalization or liquidation of the Company or merger or consolidation of the Company with any other corporation or organization.

            (d) "Shareholders" shall have the meaning set forth in the first paragraph of this Agreement and shall include any transferee of the Shareholders permitted by this Agreement. PIHLP, RMF, Steele and CACMT and any permitted transferee of the same shall be individually referred to herein as a "Shareholder."

            (e) "Shareholders' Agreement" shall mean that certain Shareholders' Agreement by and among the Shareholders, the Company, ECO Holdings III Limited Partnership ("ECO"), and the AESOP Fund, L.P. ("AESOP").

            (f) "Shares" shall mean all Voting Shares and all Non Voting Shares held by any Shareholder.

            (g) "Voting Shares" shall mean shares of the Company's Common
Stock, par value $.01 per share, held at any time by any Shareholder, plus all voting securities hereinafter attributable to such shares or received or receivable in respect thereof by way of stock splits or stock dividends, recapitalization or liquidation of the Company or merger or consolidation of the Company with any other corporation or organization.

     2. Term of Agreement

        This Agreement shall become effective upon the Effective Date specified in Section 1.1 hereof and shall terminate upon the first to occur of the following events: (a) the written consent of all Shareholders, (b) the termination of the Shareholders' Agreement in accordance with its terms, or (c) the failure of the Shareholders to appoint a successor Chase Group Representative in accordance with Section 5.1(a) hereof within sixty (60) days of the date on which the previous Chase Group Representative ceases, for whatever reason, to act as the Chase Group Representative. This Agreement shall terminate as to any Shareholder if such Shareholder ceases to be a "Shareholder" for purposes of Section 1.28 of the Shareholders' Agreement or ceases to be a member of the "Chase Group" pursuant to the Shareholders' Agreement.

     3. Voting Provisions

        3.1 Grant of Proxy. Each Shareholder grants to the Chase Group Representative an irrevocable proxy, pursuant to the provisions of Section 212 of the Delaware General Corporation Law, coupled with an interest, to vote such Shareholder's

Voting Shares as the Chase Group Representative shall in his sole discretion determine, for the election of directors and on all other matters which may be presented at any meeting or require the consent of stockholders of the Company. The Chase Group Representative agrees to notify each Shareholder (if such Shareholder is not an officer of the Company or otherwise present at the meeting) of any exercise of such voting right (including copies of the applicable resolutions) on behalf of such Shareholder within a reasonable period of time after such vote is taken. Notwithstanding the foregoing, upon the transfer of any Voting Shares (other than a transfer described in Section
4.2 hereof), such proxy shall terminate and be of no further force and effect with respect to the Voting Shares so transferred.

        3.2 Rights under Shareholders' Agreement. Each Shareholder hereby makes, constitutes and appoints the Chase Group Representative as its attorney-in-fact for the limited purpose performing all acts and executing all documents, instruments, agreements, notices or certificates the Chase Group Representative may deem necessary or desirable in all matters relating to the rights and obligations of each Shareholder under the Shareholders' Agreement.

     4. Transfer of Shares

        4.1 Transfer of Shares Generally. During the term of this Agreement, no Shareholder shall make any transfer of any Shares except for transfers permitted by the Shareholders' Agreement.

        4.2 Condition on Transfer. Any proposed transfer by any Shareholder pursuant to Section 3.7(i) of the Shareholders' Agreement shall be conditioned on such transferee executing and delivering to the Chase Group Representative an agreement in form and substance satisfactory to the Chase Group Representative pursuant to which the transferee agrees to be bound by the terms of this Agreement.

     5. The Chase Group Representative

        5.1 The Chase Group Representative. David Chase hereby accepts and agrees to act as the initial Chase Group Representative in accordance with the terms of this Agreement.

        5.2 Successor Chase Group Representative.

            (a) The Chase Group Representative may at any time resign by delivering to each Shareholder a written resignation, to take effect thirty (30) days thereafter. Upon the resignation of the Chase Group Representative or upon the failure of the Chase Group Representative to serve as Chase Group Representative because of death or incapacity of the Chase Group Representative, or otherwise, the Shareholders shall, by written consent of Shareholders holding more than fifty percent (50%) of the Voting Shares held by the Shareholders, appoint a successor Chase Group Representative.

             (b) The Shareholders may at any time, by written consent of Shareholders holding more than fifty percent (50%) of the Voting Shares held by the Shareholders, remove the then-current Chase Group Representative and appoint a successor Chase Group Representative.

             (c) Any successor Chase Group Representative appointed pursuant to the terms and conditions of this Agreement shall have all the rights granted to the Chase Group Representative named herein and all references herein to the Chase Group Representative shall include not only the Chase Group Representative named herein, but also any successor Chase Group Representative.

        5.3. Compensation. The Chase Group Representative shall serve at all times without compensation.

        5.4 Indemnification. The Shareholders, jointly and severally, hereby agree to assume liability for and do hereby indemnify, protect, save and keep harmless the Chase Group Representative, and its successors, assigns, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses, or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Claims") which may be imposed upon, incurred by or asserted against the Chase Group Representative in connection with this Agreement; provided however, that the Chase Group Representative shall not be entitled to indemnification under this Section 5.4 with respect to Claims which are the result of gross negligence or willful misconduct of the Chase Group Representative. The indemnities contained in this Section 5.4. shall survive the termination of this Agreement.

     6. Legends on Shares: Filing of Agreement

        6.1. Legend on Shares. All certificates representing Shares shall bear the following legend: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT ON FILE AT THE OFFICES OF THE CORPORATION."

        6.2 Filing of Agreement. Copies of this Agreement, and of each amendment, modification, supplement or addendum hereto, shall be filed in the principal office of the Company.

     7. Miscellaneous

        7.1 Notice Provisions. All notices or communications required to be given by any person pursuant to this Agreement shall be effected in writing either by personal delivery or by registered or certified mail, postage prepaid with return receipt requested to address indicated under such party's signature hereto. Any person may designate a different address to which notices or other communications must thereafter be addressed by giving written notice of the different address to each Shareholder and the Chase Group Representative.

        7.2 Amendment of Agreement. The provision of this Agreement may be amended only by written consent of all Shareholders and, if his obligations or rights hereunder would be affected thereby, the Chase Group Representative.

        7.3 Interpretation of Agreement. This Agreement shall be construed in its entirety, with no emphasis or meaning being given to the headings or captions utilized in this Agreement or the placement of the various provisions.

        7.4 Entire Agreement. This Agreement and the Shareholders' Agreement supersede any and all other agreement, either oral or in writing, between the parties with respect to the subject matter of this Agreement and the Shareholder's Agreement.

        7.5 Severability of Provisions. Each provision of this Agreement is intended to be severable. lf any term or provision is declared to be illegal or invalid for any reason, such illegality or invalidity shall not effect the validity or enforceability or any other provision of Agreement.

        7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware

        7.7 Execution in Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document.

     IN WITNESS WHEREOF, the undersigned have executed this Voting Agreement as of the date first above written.


     POLISH INVESTMENTS HOLDING L.P.

     By: Chase Polish Enterprises, Inc.,
         its general partner

     By: _______________________
     Its:

     Address
     c/o Chase Polish Enterprises, Inc.
     One Commercial Plaza
     Hartford, Connecticut  06103
     Fax: 860/293-4297
     Attn:  Cheryl Chase

     ____________________________
     ROGER M. FREEDMAN

     Address
     67 Prospect Avenue
     West Hartford, Connecticut  06106
     Fax:  860/231-0551

     STEELE LLC

     By: ______________________
         Richard B. Steele
         Managing Member

     Address
     c/o Steele LLC
     19 Warren Terrace
     Longmeadow, Massachusetts  01106
     Fax: 413/567-5160
     Attn:  Richard B. Steele,
     Managing Member

     _____________________________________
     DAVID CHASE, CHASE GROUP REPRESENTATIVE

     Address
     c/o Chase Polish Enterprises, Inc.
     One Commercial Plaza
     Hartford, Connecticut  06103
     Fax:  860/293-4297
     Attn: Cheryl Chase

                                 EXHIBIT E

                                SIDE LETTER

                                 June __, 1997


Steele LLC
c/o Richard B. Steele
19 Warren Terrace
Longmeadow, Massachusetts

Gentlemen:

        Reference is hereby made to that certain Shareholders' Agreement, dated as of June __, 1997 (the "Shareholders' Agreement"), by and among ECO Holdings III Limited Partnership, a Delaware limited partnership ("ECO"), Polish Investments Holding Limited Partnership, a Delaware limited partnership ("PIHLP"), Steele LLC, a Connecticut limited liability company ("Steele"), Roger M. Freedman, The Cheryl Anne Chase Marital Trust, a Connecticut trust ("CACMT") and @ Entertainment, Inc., a Delaware corporation (the "Company"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Shareholders' Agreement.

        This letter agreement (the "Agreement") is being entered into by PIHLP for the benefit of Steele in connection with its execution and delivery of the Shareholders' Agreement, the Voting Agreement between PIHLP, Steele, CACMT and Roger M. Freedman, and by ECO for the benefit of Steele in connection with its execution and delivery of the Shareholders' Agreement. Except as otherwise permitted in Paragraph 2 of this Letter Agreement, each Principal Shareholder hereby agrees that any transfer by such Principal Shareholder of Common Stock or Series B Preferred Stock of the Company, (collectively, "Restricted Stock") is subject to the following provisions of this Letter Agreement;

        1. Tag Along Rights. Each of the Principal Shareholders covenants to Steele that in the event it sells Common Stock and/or Series B Preferred pursuant to Section 3.1 of the Shareholders Agreement, it shall procure that any Covered Shareholder

Steele LLC
June __, 1997
Page 2


be given the opportunity to sell its Shares of Common Stock to the Group or third party buying the Principal Shareholder's Shares on the same terms and conditions and at the Applicable Price Per Share. Each of the Principal Shareholders sending any of the notices referred to in Section 3.1 shall simultaneously send a copy of that notice to each Covered Shareholder. The Principal Shareholders further covenant that, from and after the date of termination of the Shareholder Agreement through the date this Letter Agreement terminates, in the event of any sale of Shares by either of them that would have been governed by Section 3.1 of the Shareholders Agreement if the Shareholders Agreement had then been in effect, each Covered Shareholder (and, for the avoidance of doubt, only the Covered Shareholders) shall have the same rights to have its Shares bought by a third party purchaser and to receive notices as are set forth in the previous sentences, as though the Shareholders Agreement had for this one purpose not been terminated; provided, however that for avoidance of doubt the restrictions on transfer, including rights of first refusal, contained in Section 3.1 shall not apply to any such sale of Shares by the Principal Shareholders.

        2.      Inapplicable Transfers.   Notwithstanding anything contained
herein to the contrary, the provisions of this Letter Agreement shall not apply with respect to the Principal Shareholders to (i) any transfer as a result of the exercise of the buy-sell provisions of Section 5 of the Shareholders' Agreement, (ii) any transfers in accordance with clause (i) or (iii) of Section
3.7 of the Shareholders' Agreement or (iii) any pledge, hypothecation or encumbrance of Restricted Stock pursuant to Section 3.6 of the Shareholders' Agreement.

        3.      Definitions; Interpretation.

                a. "Principal Shareholder" shall mean ECO, PIHLP and any transferee who acquires their shares pursuant to Section 3.7(i) or (iii) of the Shareholders' Agreement.

                b. "Covered Shareholder" shall mean Steele and any transferee who acquires Steele's Shares in accordance with the Shareholders' Agreement.

        4.      Term.   This Letter Agreement shall terminate upon the first to
occur of (a) the written consent of all parties, or (b) an Initial Public Offering.

Steele LLC
June __, 1997
Page 3


        This Letter Agreement and the covenants and agreements set forth herein shall be binding upon and inure solely to the benefit of the signatory parties hereto (and with respect to Steele, any other Covered Shareholder who executes a counterpart of this Letter Agreement), and (ii) with respect to ECO and PIHLP, any transferee who is a Principal Shareholder).

                         [Signatures on following page]

Steele LLC
June __, 1997
Page 4



        Please acknowledge your understanding of and agreement with the foregoing by signing this Letter Agreement in the spaces provided below.

Date: _____________, 1997       ECO HOLDINGS III LIMITED PARTNERSHIP

                                By:  Advent ECO III L.L.C., general partner

                                By:  Global Private Equity II Limited
                                     Partnership, member

                                By: Advent International Limited Partnership, general partner

                                By: Advent International Corporation, general partner


                                By:  ________________________________________
                                     Janet L. Hennessy
                                     Vice President

Steele LLC
June __, 1997
Page 5




Date: _____________, 1997       POLISH INVESTMENTS HOLDING L.P.
                                a Delaware limited partnership

                                By:  CHASE POLISH ENTERPRISES, INC.,
                                a Delaware corporation


                                By:  _________________________________________
                                Its: _________________________________________



ACCEPTED AND AGREED TO THIS __ DAY OF MARCH, 1997:


STEELE LLC


By:  ____________________________
Its: ____________________________